                                  UNITED STATES
                         ENVIRONMENTAL PROTECTION AGENCY

IN THE MATTER OF:                             )
                                              ) Docket No.  MM-HQ-2000-0005
     Safety-Kleen Corp.                       )
     1301 Gervais Street                      )
     Columbia, South Carolina 29201           )
                                              )
     Safety-Kleen Services, Inc.              )
     Safety-Kleen Systems, Inc.               )
     Safety-Kleen (Aragonite), Inc.           )
     Safety-Kleen (BDT), Inc.                 )
     Safety-Kleen (Bartow), Inc.              )
     Safety-Kleen (Baton Rouge), Inc.         )
     Safety-Kleen (Bridgport), Inc.           )
     Safety-Kleen (California), Inc.          )
     Safety-Kleen (Chattanooga), Inc.         )
     Safety-Kleen (Colfax), Inc.              )
     Safety-Kleen (Crowley), Inc.             )
     Safety-Kleen (Deer Park), Inc.           )
     Safety-Kleen (Deer Trail), Inc.          )
     Safety-Kleen (GS), Inc.                  )
     Safety-Kleen (LaPorte), Inc.             )
     Safety-Kleen (Lone and Grassy Mtn.), Inc.)
     Safety-Kleen (NE), Inc.                  )
     Safety-Kleen (PPM), Inc.                 )
     Safety-Kleen (Pecatonica), Inc.          )
     Safety-Kleen (Pinewood), Inc.            )
     Safety-Kleen (Plaquemine), Inc.          )
     Safety-Kleen (Roebuck), Inc.             )
     Safety-Kleen (TS), Inc.                  )
     Safety-Kleen (Tulsa), Inc.               )
     Safety-Kleen (WT), Inc.                  )
     Safety-Kleen (White Castle), Inc.        )
     GSX Chemical Services of Ohio, Inc.      )
                                              )
                                              )
                Respondents.                  )

                                CONSENT AGREEMENT

         Complainant, Steven A. Herman, Assistant Administrator, Office of Enforcement and Compliance Assurance, United States Environmental Protection Agency (EPA), and


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Respondents listed on Attachment A agree that settlement of this action without further delay is in their interest and in the public interest and having consented to the entry of this Consent Agreement and the attached Final Order before taking testimony and without any adjudication of any issues of law or fact herein, Respondents agree to comply with the terms of this Consent Agreement and the attached Final Order.

                            I. PRELIMINARY STATEMENT

         1. This is a civil administrative action instituted under Sections 3008(a) and 3008(h) of the Solid Waste Disposal Act, as amended by the Resources Conservation Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (HSWA) (collectively "RCRA"), 42 U.S.C. ss.ss.6928(a) & (h), and
Section 16 of the Toxic Substances Control Act (TSCA), 15 U.S.C. ss.2615.

         2. Complainant is, by lawful delegation, authorized to institute and settle civil administrative actions brought pursuant to Sections 3008(a) and 3008(h) of RCRA, 42 U.S.C. ss.ss.6928(a) & (h), and Section 16 of TSCA, 15 U.S.C. ss.2615.

         3. Respondents are debtors-in-possession under Chapter 11 of the United States Bankruptcy Code. Respondents filed voluntary petitions for relief in the United States Bankruptcy Court for the District of Delaware (Bankruptcy Court) on June 9, 2000.

         4. The Complainant and Respondents, having sought to informally settle the matter, have agreed to the terms of this Consent Agreement in order to resolve this action without trial or other litigation.

         5. The terms of this Consent Agreement and attached Final Order constitute a settlement by EPA for all claims for civil penalties pursuant to Sections 3008(a) and 3008(h) of RCRA, 42 U.S.C. ss.ss.6928(a) & (h), and Section 16 of TSCA, 15 U.S.C. ss.2615, for the violations of


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RCRA and TSCA as specified in Section VI (Conclusions of Law) of this Consent Agreement. Compliance with this Consent Agreement and attached Final Order shall not be a defense to any other actions commenced pursuant to federal, state, and local environmental laws and it is the responsibility of the Respondents to comply with all applicable provisions of RCRA, TSCA and any other federal, state or local laws and regulations.

         6. Respondents admit to facts stipulated to in this Consent Agreement. 40 C.F.R. ss.22.18(b).

         7. Respondent Safety-Kleen Services, Inc. agrees to pay the civil penalty specified in Section VIII (Payment of Penalty) of this Consent Agreement. 40 C.F.R. ss.22.18(b).

         8. Each party to this Consent Agreement shall bear its own costs and attorneys' fees in the action resolved by this Consent Agreement and Final Order.

                   II. JURISDICTION/WAIVER OF RIGHT TO HEARING

         9. This Consent Agreement is entered into pursuant to Sections 3008(a) and 3008(h) of RCRA, 42 U.S.C. ss.ss.6928(a) & (h), and Section 16(a) of TSCA, 15 U.S.C. ss.2615(a); and the "Consolidated Rules of Practice Governing the Administrative Assessment of Civil Penalties, Issuance of Compliance or Corrective Action Orders, and the Revocation, Termination or Suspension of Permits," 64 Fed. Reg. 40138 (July 23, 1999)(to be codified at 40 C.F.R. Part 22 (the "Consolidated Rules")).

         10. Pursuant to Section 3006 of RCRA, 42 U.S.C. ss.6926, the Administrator of the U.S. Environmental Protection Agency may authorize a state to administer the RCRA hazardous waste program in lieu of the federal program when the Administrator finds that the state program meets certain conditions. Any violation of regulations promulgated pursuant to Subtitle C of RCRA, 42 U.S.C. ss.ss.6921-6939(e), or of any state provision authorized pursuant to Section 3006


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of RCRA,  42 U.S.C.  ss.6926,  constitutes  a violation of RCRA,  subject to the assessment of civil  penalties and issuance of compliance  orders as provided by
Section 3008 of RCRA, 42 U.S.C. ss.6928.

         11. Pursuant to Section 3006 of RCRA, 42 U.S.C. ss.6926, the following states have been authorized to administer a state hazardous waste program in accordance with the notice provided in the Federal Register.

         ARKANSAS: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of U.S. EPA granted the State of Arkansas final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective January 25, 1985 (50 Fed. Reg. 1513 (Jan. 11, 1985)). The Administrator of the U.S. EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective May 29, 1990 (51 Fed. Reg. 24504 (Mar. 27, 1990 )); November 18, 1991 (56 Fed. Reg.
47153 (Sept. 18, 1991)); December 4, 1992 (57 Fed. Reg. 45721 (Oct. 5, 1992));
December 21, 1994 (59 Fed, Reg. 5115 (Oct. 7, 1994)).

         GEORGIA: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of EPA granted the State of Georgia final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective Aug. 21, 1984 (49 Fed. Reg. 31417 (Aug. 7, 1984)). The Administrator of the EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective November 17, 1998 (63 Fed. Reg. 49852 (Sept. 18, 1998)); September 18, 1986 (51 Fed. Reg. 31618 (Sep.
4, 1986)); September 26, 1988 (53 Fed. Reg. 28383 (Jul. 28, 1988));
September 24, 1990 (55 Fed. Reg. 30000 (Jul. 24, 1990)); January 25, 1993
(57 Fed. Reg. 55466 (Nov. 25, 1992)); November 24, 1990 (55
Fed. Reg. 38997 (Sep. 24, 1990)); January 18, 1994 (58 Fed. Reg. 60388 (Nov. 16,


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1993));  April 15, 1991 (56 Fed. Reg. 5656 (Feb. 12,  1991));  July 10, 1992 (57
Fed. Reg.  20055 (May 11,  1992));  April 27, 1993 (58 Fed. Reg. 11539 (Feb. 26,
1993)); October 30, 1995 (60 Fed. Reg. 45069(Aug.  30, 1995)); June 27, 1994 (59
Fed. Reg.  21664 (Apr.  26,  1994));  July 10, 1995 (60 Fed. Reg. 24790 (May 10,
1995));  May 6, 1996 (61 Fed. Reg.  9108 (Mar.  7, 1996));  January 23, 1998 (62
Fed. Reg. 62521 (Nov. 24, 1997)); December 3, 1999 (64 Fed. Reg. 55629 (Oct. 14,
1999)).

         ILLINOIS: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of EPA granted the State of Illinois final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective January 31, 1986 (51 Fed. Reg. 3778 (Jan. 30,
1986)). The Administrator of the EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective March 5, 1988 (53 Fed. Reg. 126 (Jan. 5, 1988)); April 30, 1990 (55 Fed. Reg. 7320 (Mar. 1, 1990));
August 15, 1994 (59 Fed. Reg. 30525 (Jun. 14, 1994)); November 13, 1989 (54 Fed.
Reg. 37649 (Sep. 12, 1989)); March 31, 1992 (57 Fed. Reg. 3722 (Jan. 31, 1992));
May 14, 1996 (61 Fed. Reg. 10684 (Mar. 15, 1996)); June 3, 1991 (56 Fed. Reg.
13595 (Apr. 3, 1991)); October 4, 1996 (61 Fed. Reg. 40520 (Aug. 5, 1996)).

         MASSACHUSETTS: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of U.S. EPA granted the Commonwealth of Massachusetts final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective February 7, 1985 (50 Fed. Reg. 3344 (Jan. 24, 1985)). The Administrator of the U.S. EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective December 31, 1990 (50 Fed. Reg. 3344 (Jan. 24, 1985)); November 30, 1998 (63 Fed. Reg. 52180 (Sep. 30, 1998)); October 12, 1999
(64 Fed. Reg. 55153 (Oct. 12,

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1999)).

         MINNESOTA: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of EPA granted the State of Minnesota final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program effective February 11, 1985. 50 Fed. Reg. 3756 (Jan. 28,
1985). The Administrator of the EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective September 18, 1987 (52 Fed. Reg. 27199 (Jul. 20, 1987)); June 23, 1989 (54 Fed. Reg. 16361 (Apr. 24,
1898)(corrected effective June 23, 1989 (54 Fed. Reg. 27169 (Jun. 28, 1989));
August 14, 1990 (55 Fed. Reg. 24232 (Jun. 15, 1990)); August 23, 1991 (56 Fed.
Reg. 28709 (Jun. 24, 1991)); May 18, 1992 (57 Fed. Reg. 9501 (Mar. 19, 1992));
May 17, 1993 (58 Fed. Reg. 14321 (Mar. 17, 1993)); and March 21, 1994 (59 Fed.
Reg. 2998 (Jan. 20, 1994). The EPA authorized Minnesota hazardous waste regulations are codified at Minnesota Rules 7045.0001 et seq. See also 40 C.F.R. ss.272.1200 et seq.

         NEVADA: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of EPA granted the State of Nevada final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective November 1, 1985 (50 Fed. Reg. 42181 (Oct. 18,
1985)). The Administrator of the EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective June 29, 1992 (57 Fed. Reg. 18083 (Apr. 29, 1992)); July 26, 1994 (59 Fed. Reg. 27472 (May 27, 1994));
June 12, 1995 (60 Fed. Reg. 18358 (Apr. 11, 1995)); August 23, 1996 (61 Fed.
Reg. 32345 (Jun. 24, 1996)); March 30, 1999 (64 Fed. Reg. 4596 (Jan. 29, 1999)).

         SOUTH DAKOTA: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of EPA granted the State of South Dakota final authorization to administer a state

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hazardous waste program in lieu of the federal  government's  base RCRA program,
effective   November  2,  1984  (49  Fed.  Reg.  41038  (Oct.  19,  1984)).  The
Administrator of the EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective November 8, 1993 (58 Fed. Reg. 47216 (Sep. 8, 1993)); June 17, 1991 (56 Fed. Reg. 15503 (Apr. 17, 1991));
September 23, 1996 (61 Fed. Reg. 38392 (Jul. 24, 1996)); March 11, 1994 (59 Fed.
Reg. 1275 (Jan. 10, 1994)); June 8, 2000 (65 Fed. Reg. 26755)).

         TENNESSEE: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of U.S. EPA granted the State of Tennessee final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective February 5, 1985 (50 Fed. Reg. 2820 (Jan. 22, 1985)). The Administrator of the U.S. EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective July 31, 1992 (57 Fed. Reg. 23063 (Jun. 1, 1992)); August 11, 1987 (52 Fed. Reg. 22443
(June 12, 1987)); July 22, 1996 (61 Fed. Reg. 25794 (May 23, 1996)); October 23,
1995 (60 Fed. Reg. 43979 (Aug. 24, 1995)); July 7, 1995 (60 Fed. Reg. 22524 (May
8, 1995)); March 31, 1998 (63 Fed. Reg. 4587 (Jan. 30, 1998)); November 15, 1999
(64 Fed. Reg. 49998 (Sep. 15, 1999)).

         VERMONT: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of EPA granted the State of Vermont final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective January 21, 1985 (50 Fed. Reg. 775 (Jan. 7, 1985)). The Administrator of the EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective August 6, 1993 (58 Fed. Reg. 31911 (June 7, 1993)); November 23, 1999 (64 Fed. Reg. 51702 (Sep. 24,
1999)); November 23, 1999 (64 Fed. Reg. 56174 (October 18, 1999)).


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         WISCONSIN: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b),
the Administrator of EPA granted the State of Wisconsin final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective January 31, 1986 (51 Fed. Reg. 3783 (Jan. 30,
1986)). The Administrator of the EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective June 6, 1989 (54 Fed. Reg. 22278 (May 23, 1989)); April 24, 1992 (57 Fed. Reg. 15029 (Apr. 24, 1992));
April 24, 1989 (54 Fed. Reg. 7422 (Feb. 21, 1989)); May 29, 1990 (55 Fed. Reg.
11910 (Mar. 30, 1990)); January 22, 1990 (54 Fed. Reg. 48243 (Nov. 22, 1989));
October 4, 1999 (64 Fed. Reg. 42602 (Aug. 5, 1999)); August 2, 1993 (58 Fed.
Reg. 31344 (June 2, 1993)); October 4, 1994 (59 Fed. Reg. 39971 (Aug. 5, 1994)).

         12. The Consolidated Rules provide that where the parties agree to settlement of one or more causes of action before the filing of a complaint, a proceeding may be simultaneously commenced and concluded by the issuance of a Consent Agreement and attached Final Order. Respondents stipulate that EPA has jurisdiction over this matter. 40 C.F.R. ss.22.13(b).

         13. Respondents agree not to contest EPA's jurisdiction with respect to execution of this Consent Agreement, issuance of the attached Final Order, or the enforcement thereof. 40 C.F.R. ss.22.18.

         14. For purposes of this Consent Agreement and the enforcement thereof, Respondents hereby waive their right to request a judicial or administrative hearing on any issue of law or fact set forth in this Consent Agreement. Respondents waive their right to appeal the proposed Final Order accompanying this Consent Agreement. 40 C.F.R. ss.22.18.

                               III. PARTIES BOUND

         15. This Consent Agreement and the attached Final Order apply to and are binding upon

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                                        9

the Complainant and the Respondents. References in this Consent
Agreement to "Respondents" shall be construed consistent with and subject to this Paragraph 15. Successors and assigns of Respondents are also bound if they are owned, in whole or part, directly or indirectly, by Respondent Safety-Kleen Corp. Nothing in the previous sentence shall adversely affect any right of EPA under applicable law to assert successor or assignee liability against Respondents' successor or assignee, even if not owned in whole or part, directly or indirectly, by Respondent Safety-Kleen Corp.

        Respondent Safety-Kleen Services, Inc. shall be liable for all obligations under Paragraphs 82-92, 93 (second sentence), 94-101, 102 (all but first sentence), 103-105 of this Consent Agreement. Any administrative expense liability of Safety-Kleen Services, Inc. created by the previous sentence for closure, post-closure, and corrective action at the Covered Facilities in the event that Compliant Financial Assurance is not obtained by the Compliant Financial Assurance Deadline (see Paragraphs 89-91), shall be subordinated to the extent necessary to permit a pro rata payment of such liabilities with the allowed claims of general unsecured creditors. Nothing in the previous sentence or this Paragraph 15 shall adversely affect or subordinate any rights of the United States and the Participating States against Safety-Kleen Services, Inc. that would exist in the absence of this Consent Agreement. In addition, the owner(s) and/or operator(s) Respondent for a Covered Facility and the Respondent(s) listed on the applicable permit(s) for a Covered
Facility shall be liable for all obligations under this Consent Agreement relating in any way to such Covered Facility. Any change in ownership or corporate status of Respondents including, but not limited to, any transfer of assets or real or personal property shall not alter Respondents' responsibilities under this Consent Agreement, except that any liability of Safety-Kleen Services, Inc. for closure, post-closure, or corrective


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action created by this Consent  Agreement shall be extinguished  upon a transfer meeting the requirements of Paragraph 94. Nothing in the previous sentence affects any liability of Safety-Kleen Services, Inc.
that exists in the absence of this Consent Agreement.

         Except as provided in this Paragraph 15, this Consent Agreement does not (i) create joint and several liability among any or all Respondents where such liability would not exist in the absence of the Consent Agreement; or (ii) impose liability upon, or create obligations in, any Respondent for, or in connection with, environmental or other matters at any Covered Facility owned and/or operated by another Respondent where such liability or obligation would not exist in the absence of this Consent Agreement. Neither this Consent Agreement nor Respondents performance thereunder may be used as evidence of joint and several liability of Respondents other than for the purposes of enforcing this Consent Agreement and attached Final Order. This Consent Agreement does not abrogate any joint and several liability of Respondents that may exist in the absence of the Consent Agreement.

         16. Each Party certifies that at least one of its undersigned representatives is fully authorized by the Party whom he or she represents to enter into the terms and conditions of the Consent Agreement to, execute it on behalf of that Party, and to legally bind the Party on whose behalf he or she signs this Consent Agreement.

         17. Respondents shall provide each person performing work on behalf of Respondents with a copy of all sections of this Consent Agreement relevant to the work being performed by that person, and shall condition all contracts or agreements for work under this Consent Agreement on their conformity with the terms of this Consent Agreement.

         18. Respondents' participation is subject to Bankruptcy Court approval. Respondents agree to exercise their best efforts to obtain prompt Bankruptcy Court approval of this Consent

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Agreement.

                                 IV. DEFINITIONS

         19. Unless otherwise expressly provided herein, terms used in the Consent Agreement that are defined in RCRA, 42 U.S.C. ss.ss.6902-6991i, or in regulations promulgated under RCRA, 40 C.F.R. Parts 124, 260-270, shall have the same meaning assigned to them in RCRA or in such regulations. Furthermore, unless otherwise expressly provided herein, terms used in the Consent Agreement that are defined in TSCA, 15 U.S.C. ss.ss.2601-2692, or in regulations promulgated under TSCA, 40 C.F.R. Part 761, shall have the same meaning assigned to them in TSCA or in such regulations.

         20. Whenever terms listed below are used in this Consent Agreement, the following definitions shall apply:

             a. "Bankruptcy Case" shall mean the voluntary petitions for relief by Safety-Kleen Corp. and 73 of its U.S. subsidiaries which are being jointly administered in In re Safety-Kleen Corp., et al., Case No. 00-2303 (PJW) (Bankr. D. Del.) (Jointly Administered).

             b. "Compliance Schedule" shall mean the schedule of work required under this Consent Agreement to be completed by Respondents as set forth in
Section VII of this Consent Agreement and any modification thereto made in accordance with this Consent Agreement.

             c. "Compliant Financial Assurance" shall mean financial assurance that meets the standards set out in 40 C.F.R. Part 264 and 265, Subpart H (or the authorized state requirements), and 40 C.F.R. ss.761.65(g), as applicable.

             d. "Compliant Financial Assurance Deadline" shall mean December 15, 2000, except that EPA (after consultation with the affected States) may notify Respondents in writing that it is extending the Compliant Financial Assurance Deadline until February 28, 2001.


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             e. "Consent Agreement" shall mean this Consent Agreement and Final
Order and all Attachments hereto. In the event of conflict between this Consent Agreement and any Attachment, this Consent Agreement shall control.

             f. "Covered Facilities" shall mean the facilities listed on Attachments B, C, D and Appendix F-1 (Attachment F) to this Consent Agreement.

             g. "Day" shall mean a calendar day unless expressly stated to be a working day. "Working Day" shall mean a day other than a Saturday, Sunday, or Federal holiday. In computing any period of time under this Consent Agreement, where the last day would fall on a Saturday, Sunday, or Federal or applicable state holiday, the period shall run until the close of business the next working day.

             h. "Debtor in Possession Credit Agreement" shall mean the agreement among Safety-Kleen Services, Inc., the Several Lenders from Time to Time Parties hereto, Toronto Dominion, Inc., as General Administrative Agent and Underwriter, and the CIT Group/Business Credit, Inc., as Collateral Agent and Underwriter, as submitted and approved by the U.S. Bankruptcy Court on July 19, 2000.

             i. "Environmental Cleanup or Response Cost Liabilities" shall mean any liability for closure, post closure, or corrective action with respect to a facility under an Environmental Law, for injunctive relief or reimbursement of costs for the cleanup of substances, wastes, or material, or facilities under an Environmental Law, or for injunctive relief or damages under an Environmental Law relating to the release of substances, wastes, or material into the air, land, soil, surface waste, groundwater, or other medium.

             j. "Environmental Compliance Obligation" shall mean any obligation to comply with an Environmental Law, but shall not include obligations to post or pay financial assurance


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                                       13


or pay money judgments under Environmental Laws.

             k. "Environmental Law" means any federal, state, or local statute or regulation regulating pollution, contamination, or the release, management, treatment, storage, disposal, transportation, or handling of hazardous or toxic substances, waste or material into the air, land, soil, surface waste, groundwater, or other medium, including but not limited to statutes or regulations regulating the cleanup of those substances, wastes, or material.

             l. "Interim Compliance Period" or "Interim Compliance Term" shall mean that period of time from the effective date of this Consent Agreement until the Compliant Financial Assurance Deadline.

             m. "Notify" and "Submit" and other terms signifying an obligation to transmit or communicate documents and information mean to deliver in person, deposit in the United States mail or dispatch by express courier not later than the day that such transmission or communication is required by this Consent Agreement. Should such a day be a weekend day or a federally or applicable state recognized holiday, the delivery, deposit, or dispatch shall be made the next Working Day.

             n. "Paragraph" shall mean a portion of this Consent Agreement identified by an arabic numeral and, in some case, an associated lower case letter.

             o. "Participating State" shall mean a State with an authorized hazardous waste program that has referred to EPA for further action identified non-compliances with RCRA Subtitle C, 42 U.S.C. ss.ss.6921-6939e. The Participating States are listed on Attachment E.

             p. "Parallel Action State" shall mean a state with an authorized hazardous waste program that has notified EPA that it intends to enter into a parallel agreement with Respondents or take parallel action to EPA with respect to specified facilities in their States which are


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                                       14


Covered Facilities under this Consent Agreement. Attachment F is a list of Parallel Action States. Parallel Action States' rights against Respondents are governed by any parallel agreements or actions by the Parallel Action States and therefore Parallel Action States do not have rights against Respondents under this Consent Agreement. The preceding sentence, however, does not alter or diminish EPA's rights under this Consent Agreement with respect to facilities in Parallel Action States or otherwise.

             q. "Parties" shall mean the United States Environmental Protection Agency and Respondents.

             r. "Respondents" shall mean Safety-Kleen Corp., Safety-Kleen Services, Inc., and the other Respondents listed on Attachment A and the term shall be construed consistent with and subject to Paragraph 15.

             s. "Section" shall mean a portion of this Consent Agreement identified by a roman numeral.

             t. "Work" shall mean all activities Respondents are required to perform under this Consent Agreement.

                               V. STIPULATED FACTS

         21. Respondent Safety-Kleen Corp. is a Delaware corporation that is a holding company that owns 100% of the common stock of Respondent Safety-Kleen Services, Inc. Respondent Safety-Kleen Services, Inc. is a Delaware corporation that directly or indirectly owns the common stock of the remaining Respondents.

         22. Respondent Safety-Kleen Services, Inc.'s corporate office is located at 1301 Gervais Street, Columbia, South Carolina 29201.

         23. Certain Respondents own and/or operate facilities that store and dispose of

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                                       15

polychlorinated biphenyl (PCB) wastes subject to regulated levels.

         24. Certain Respondents are the owners and/or operators of the commercial storage and/or disposal facilities which handle PCBs, PCB waste, and PCB Items as specified in Attachment B. Such commercial storage and/or disposal facilities are "Covered Facilities" for the purposes of this Consent Agreement and as defined in Section IV.

         25. Certain Respondents, as identified in Paragraph 24, received final approval, while others have interim approval, to operate the Covered Facilities specified in Attachment B.

         26. Certain Respondents are the owners and/or operators of the treatment, storage or disposal facilities (TSDs) that manage hazardous waste as specified in Attachment C.

         27. Certain Respondents, at all relevant times, were required to perform corrective action at hazardous waste management facilities (also known as "TSDs") as specified in Attachment D.

         28. Certain Respondents have secured surety bonds issued by Frontier Insurance Company (Frontier) for the Covered Facilities specified in Attachments B, C, D and F (Appendix F-1). The surety bonds issued by Frontier were secured as financial assurance to guarantee performance and/or the payment into a closure or post-closure trust fund for the closure, post-closure and/or corrective action at the Covered Facilities.

         29. Respondents represent that on March 8, 2000, PriceWaterhouseCoopers LLP notified Safety-Kleen Corp. by letter that it was withdrawing previously issued reports on financial statements for Respondents for the years ended in August 31, 1999, 1998 and 1997 and stated that such reports should no longer be relied upon or associated with Respondents' financial statements for such years.

         30. On March 6, 2000, Respondents announced the initiation of an internal investigation of certain alleged accounting irregularities that may have affected the Respondents' previously

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                                       16

reported financial results. Respondents represent that the board of directors of Respondent Safety-Kleen Corp. immediately established a special committee, consisting of four (later five) outside directors, to lead the investigation. Pending the outcome of the investigation, the board also placed Respondent Safety-Kleen Corp.'s Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer on administrative leave. Respondents represent that on May 12, 2000, these senior executives resigned their positions. Respondents represent that on July 25, 2000, these senior executives were terminated.

         31. On June 6, 2000, the U.S. Treasury Department notified the public through the Federal Register that the Certificate of Authority issued by the U.S. Treasury Department to Frontier under the United States Code, Title 31, Sections 9304-9308, to qualify as an acceptable surety on Federal bonds had been terminated May 31, 2000. 65 Fed. Reg. 35998-35999 (June 6, 2000).

         32. Respondents represent that approximately fifty percent (50%) of the closure, post-closure, and corrective action financial assurance for Safety Kleen Corp. and its subsidiaries is with Frontier and that all of the financial assurance provided by Frontier is in surety bonds.

         33. Respondents represent that they have retained Marsh & McLennan Cos. to obtain new financial assurance surety bonds with sureties that qualify as acceptable by the U.S. Treasury Department.

         34. Effective May 31, 2000, Respondents no longer had Compliant Financial Assurance for the Covered Facilities.

         35. On or about May 31, 2000, Respondents contacted EPA regarding their financial assurance obligations under RCRA and TSCA.

         36. On June 9, 2000, Respondents met with EPA regarding their financial assurance obligations under RCRA and TSCA.

         37. Respondents represent that they have not yet been able to obtain Compliant Financial Assurance for the Covered Facilities because of the withdrawal of their financial statements, among other things. Respondents represent that they are diligently continuing their efforts to obtain Compliant Financial Assurance for the Covered Facilities.

        38. The Frontier surety bonds for RCRA closure and post-closure and corrective action activities, as well as the Frontier surety bonds for TSCA closure activities, are collateralized by an irrevocable stand-by letter of credit in the amount of $28.5 million from Toronto Dominion Bank to Frontier.

         39. On June 9, 2000, Respondents who own and/or operate hazardous waste management facilities notified EPA and the Participating States that they had filed a voluntary proceeding under Chapter 11 (Bankruptcy) of the U.S. Code.

         40. In a letter dated July 7, 2000, pursuant to its authority under Sections 3007 and 9005 of RCRA, 42 U.S.C. ss.6927 & 6991d, EPA requested information from Respondents regarding the financial assurance for closure, post-closure, and corrective action at TSD facilities owned and/or operated by Respondents and underground storage tanks owned and/or operated by Respondents.

         41. In a letter dated July 12, 2000, EPA requested information from Respondents regarding the financial assurance for Respondents' commercial storage facilities that handle PCBs, PCB waste, and PCB Items.

         42. On July 26, 2000, Respondents provided responses to EPA's letters of July 7, 2000 and July 12, 2000.

         43. The Participating States listed on Attachment E have referred violations for Covered

Facilities in their states to EPA for resolution.

         44. The Parallel Action States listed on Attachment F have notified EPA that they intend to enter into parallel agreements with Respondents or take parallel action to EPA with respect to specified facilities in their States which are Covered Facilities under this Consent Agreement.

         45. EPA has provided notice of commencement of this action to the Participating States and Parallel Action States pursuant to Section 3008(a)(2) of RCRA, 42 U.S.C. ss.6928(a)(2).


                             VI. CONCLUSIONS OF LAW

         46. Certain Respondents are "persons" within the meaning of Section 1004(15) of RCRA, 42 U.S.C. ss.6903(15) and 40 C.F.R. ss.ss.260.10 or 761.3.

         47. Pursuant to Section 6 of TSCA, 15 U.S.C. ss.2605, EPA promulgated rules pertaining to the manufacturing, processing, distribution in commerce or use (or any combination of such activities) of any PCBs.

         48. Certain Respondents engage in "storage for disposal" or "disposal" of "PCBs" or "PCB Items" as those terms are defined in 40 C.F.R. ss.761.3 at facilities identified in Attachment B.

         49. Certain Respondents store and dispose of "PCB waste" as that term is defined in 40 C.F.R. ss.761.3 at facilities identified in Attachment B.

         50. Certain Respondents are "commercial storers of PCB waste" as that term is defined in 40 C.F.R. ss.761.3 at facilities identified in Attachment B.

         51. Pursuant to 40 C.F.R. ss.761.65, EPA regulates the storage for disposal of PCBs at regulated concentrations.

         52. Pursuant to 40 C.F.R. ss.761.65(d), all commercial storers of PCB waste shall have interim approval or final approval to operate commercial facilities for the storage of PCB waste.

         53. Pursuant to 40 C.F.R. ss.761.65(g), a commercial storer of PCB waste shall establish financial assurance for the closure of each PCB storage facility that he owns or operates. In establishing financial assurance for closure, the commercial storer of the PCB waste may choose from several financial assurance mechanisms or any combination of mechanisms including a "surety bond guaranteeing performance of closure" as specified in 40 C.F.R. ss.264.143(c).



         54. Pursuant to 40 C.F.R. ss.264.143(c), an owner and/or operator may satisfy the financial assurance requirements by obtaining a surety bond which conforms to the requirements specified in the section and submits the bond to the Regional Administrator. The surety company issuing the bond must, at a minimum, be among those listed as acceptable sureties on federal bonds in Circular 570 of the U.S. Department of the Treasury.

         55. Certain Respondents as commercial storers of PCB waste (identified in Attachment B) no longer had Compliant Financial Assurance as of May 31, 2000 (Stipulated Facts, Paragraph 34).

         56. Certain Respondents as commercial storers of PCB waste (identified in Attachment B) do not have Compliant Financial Assurance as required by 40 C.F.R. ss.761.65(g) (which cross-references 40 C.F.R. ss.264.143(c)) (Stipulated Facts, Paragraph 37).

         57. Certain Respondents, who are commercial storers of PCB waste, have failed to have compliant financial assurance for eighteen (18) facilities (identified in Attachment B) as is required by 40 C.F.R. ss.761.65(g), which constitutes eighteen (18) separate continuous violations of Section 15 of TSCA, 15 U.S.C. ss.2614, and therefore subject certain Respondents to the penalties specified in Section 16 of TSCA, 15 U.S.C. ss.2615.

         58. Certain Respondents "treat" or "store" "hazardous waste" as those terms are defined in Section 1004(5), (33) and (34) of RCRA, 42 U.S.C. ss. 6903(5), (33) & (34), and 40 C.F.R. ss.ss.

20260.10 and 270.2 at facilities identified in Attachment C. See also APC&EC Regulation 23 ss.ss.260.10 & 270.2 (Arkansas), GRHWM Section 391-3-11 (Georgia), 35 Ill. Adm. Code 720.110 (Illinois), 310 CMR 30.010 (Massachusetts), Minn. R. 7045.0020 (Minnesota), NAC ss.ss.444.850, 444.8546 & 444.8632 (Nevada),
ARSD ss.74:28:21:01 (South Dakota), Section 1200-1-11-.01(2) (Tenn.), VHWMR
Section 7-103 (Vermont), Wis. Adm. Code Section NR 600.03 (Wisconsin).

         59. Certain Respondents are "owners" or "operators" of facilities that engage in "hazardous waste management" as those terms are defined in Section 1004(7) of RCRA, 42 U.S.C. ss.6903(7), and 40 C.F.R. ss.ss.260.10 and 270.2 at
facilities identified in Attachment C. See also APC&EC Regulation No. 23 ss.ss.260.10 & 270.2 (Arkansas), GRHWM Section 391-3-11-.02 (Georgia), 35 Ill.
Adm. Code 720.110 (Illinois), 310 CMR 30.010 (Massachusetts), Minn. R. 7045.0020 (Minnesota), NAC ss.ss.444.850 & 444.8632 (Nevada), ARSD ss.74:28:21:01 (South
Dakota), VHWMR Section 7-103 (Vermont), Section 1200-1-11-.01(2) (Tennessee), Wis. Adm. Code Section NR 600.03 (Wisconsin).

         60. Certain Respondents have received a "permit" to own and/or operate the "hazardous waste management facilities" (as identified in Attachment C), as those terms are defined in 40 C.F.R. ss.ss.260.10 and 270.2, that treat, store, or dispose of hazardous waste (also known as treatment, storage and disposal facilities (TSDs)). See also APC&EC Regulation No. 23 ss.ss.260.10 & 270.2 (Arkansas), GRHWM Section 391-3-11-.02 (Georgia), 35 Ill. Adm. Code 720.110 (Illinois), 310 CMR 30.010 (Massachusetts), Minn. R. 7001.0520 (Minnesota), NAC ss.ss.444.850 & 444.8632 (Nevada), ARSD ss.74:28:26:01 (South Dakota), Section
1200-1-11-.01(2) (Tennessee), VHWMR Section 7-103 (Vermont), Wis. State Stat.
Section 291.25 (Wisconsin).

         61. Pursuant to Sections 2002 and 3004 of RCRA, 42 U.S.C. ss.ss.6912 & 6924, EPA promulgated rules pertaining to owners and/or operators of treatment, storage and disposal facilities as set forth at 40 C.F.R. Parts 264 and 265.

         62. Certain Respondents have received "interim status" as defined in
Section 3005(e) of RCRA, 42 U.S.C. ss.6925(e), and 40 C.F.R. Part 270, Subpart G, to own and/or operate a hazardous waste management facility that treat, stores or disposes of hazardous waste. See also Minn. R. 7045.0552 & 7045.0554.

         63. Pursuant to Section 3004(a) and (t) of RCRA, 42 U.S.C. ss.6924(a) &
(t), EPA promulgated rules pertaining to financial responsibility and these requirements are set forth in 40 C.F.R. Parts 264 and 265, Subpart H. See also APC&EC Regulation No. 23 Parts 264-265, Subparts H (Arkansas), GRHWM Section 391-3-11-.05(1) (Georgia), 310 CMR 30.900 (Massachusetts), Minn. R.
7045.0498-7045.0524 (Minnesota), NAC ss.444.8632 (Nevada), ARSD ss.74:28:25:01
(South Dakota), VHWMR Section 7-504(e)(1) (Vermont), Wis. Adm. Code Chapter NR 685 (Wisconsin).

         64. Pursuant to Section 3004(u) of RCRA, 42 U.S.C. ss.6924(u), permits issued under Section 3005 of RCRA, 42 U.S.C. ss.6925, shall contain schedules for corrective action and assurances of financial responsibility for completing such corrective action.

         65. Pursuant to Section 3005 and 3008(h) of RCRA, 42 U.S.C. ss.6925 & 6928(h), the Administrator may issue an order requiring corrective action or such other response as he or she deems necessary to protect human health and the environment, which includes the requirement for financial assurance for such corrective action.

         66. Pursuant to 40 C.F.R. ss.264.140(a), the financial responsibility requirements apply to all hazardous waste facilities except if otherwise provided within the section. See also APC&EC Regulation No. 23 ss.264.140(a) (Arkansas), GRHWM Section 391-3-11-.05(1) (Georgia), 310 CMR 30.901 (Massachusetts), Minn. R. 7045.0498 (Minnesota), NAC ss.

444.8632 (Nevada), ARSD ss.74:28:25:01 (South Dakota), VHWMR Section 7-504(e)(1) (Vermont), Wis. Adm. Code NR 685.07 (Wisconsin).

         67. Pursuant to 40 C.F.R. ss.264.143(c), an owner or operator of certain types of hazardous waste management facilities may satisfy the financial assurance requirements for closure activities by obtaining a surety bond which conforms to the requirements specified in the section and submitting the bond to the Regional Administrator. The surety company issuing the bond must, at a minimum, be among those listed as acceptable sureties on federal bonds in Circular 570 of the U.S. Department of the Treasury. See also APC&EC Regulation No. 23 ss.264.143(c) (Arkansas), GRHWM Section 391-3-11-.05(1) (Georgia), 310
CMR 30.904(3)(a) (Massachusetts), Minn. R. 7045.0504, Subp. 3 and 4 (Minnesota), NAC ss.444.8632 (Nevada), ARSD ss.74:28:25:01 (South Dakota), VHWMR Section 7-504(e)(1) (Vermont), Wis. Adm. Code NR 685.07(5)(a)(2) (Wisconsin).

         68. Pursuant to 40 C.F.R. ss.264.145(c), an owner or operator of certain types of hazardous waste management facilities may satisfy the financial assurance requirements for post-closure activities by obtaining a surety bond which conforms to the requirements specified in the section and submitting the bond to the Regional Administrator. The surety company issuing the bond must, at a minimum, be among those listed as acceptable sureties on federal bonds in Circular 570 of the U.S. Department of the Treasury. See also APC&EC Regulation 23 ss.264.145(c) (Arkansas).

         69. Pursuant to 40 C.F.R. ss.264.148(b), an owner or operator of a hazardous waste management facility who fulfills the requirements of financial assurance by obtaining a trust fund, surety bond, letter of credit, or insurance policy will be deemed to be without the required financial assurance or liability coverage in the event of bankruptcy of the trustee or the issuing institution, or a revocation of the authority of the trustee institution to act as trustee or of the institution issuing the surety bond, letter of credit, or insurance policy to issue such instruments. The owner or operator must establish other financial assurance or liability coverage within sixty days after such event. See also APC&EC Regulation No. 23 ss.264.148(b) (Arkansas), GRHWM Section 391-3-11-.05 (Georgia), Minn. R. 7045.0522, Subp. 2 (Minnesota), NAC ss.444.8632
(Nevada),   ARSD  ss.74:28:25:01  (South  Dakota),   VHWMR  Section  7-504(e)(1)
(Vermont).

         70. Pursuant to Wis. Adm. Code NR 685.07(10)(b), an owner or operator of a hazardous waste management facility in Wisconsin who fulfills the requirements of financial assurance by obtaining a trust fund, surety bond, letter of credit, or insurance policy will be deemed to be without the required financial assurance or liability coverage in the event of bankruptcy of the trustee or the issuing institution, or a revocation of the authority of the trustee institution to act as trustee or of the institution issuing the surety bond, letter of credit, or insurance policy to issue such instruments. The owner or operator must establish other financial assurance or liability coverage within thirty days after such event.

         71. Certain Respondents as owners and/or operators of hazardous waste management facilities (identified in Attachment C) no longer had compliant financial assurance as of May 31, 2000 (Stipulated Facts, Paragraph 34) for closure activities as is required by 40 C.F.R. ss.264.143(c). See also APC&EC Regulation No. 23 ss.264.143(c) (Arkansas), GRHWM Section 391-3-11-.05 (Georgia), 310 CMR 30.904(3) (Massachusetts), Minn. R. 7045.0504, Subp. 3 & 4
(Minnesota), NAC ss.444.8632 (Nevada), ARSD ss.74:28:25:01 (South Dakota), VHWMR
Section 7-504(e)(1) (Vermont), Wis. Adm. Code NR 685.07(5)(a)(2) (Wisconsin).

         72. Certain Respondents as owners and/or operators of hazardous waste management facilities (identified in Attachment C) did not obtain by July 30, 2000 compliant financial assurance for closure activities (Stipulated Facts, Paragraph 37) as is required by 40 C.F.R. ss. 264.148(b). See also APC&EC Regulation ss.264.148(b) (Arkansas), GRHWM Section 391-3-11-.05 (Georgia), Minn.
R. 7045.0522, Subp. 2 (Minnesota), NAC ss.444.8632 (Nevada), ARSD ss.74:28:25:01
(South Dakota), VHWMR Section 7-504(e)(1) (Vermont).

         73. Certain Respondents as owners and/or operators of hazardous waste management facilities in Wisconsin (identified in Attachment C) did not obtain by June 30, 2000 compliant financial assurance for closure activities (Stipulated Facts, Paragraph 37) as is required by Wis. Adm. Code Section NR 685.07(b) (Wisconsin).

         74. Certain Respondents as owners and/or operators of the hazardous waste management facilities failed to have financial assurance for closure activities at twenty-three (23) facilities (identified in Attachment C) as required by 40 C.F.R. ss.264.148(b) (see also APC&EC Regulation No.
23 ss.ss.264.148(b) (Arkansas), GRHWM Section 391-3-11-.05 (Georgia), Minn. R. 7045.0522, Subp. 2 (Minnesota), NAC ss.444.8632 (Nevada), ARSD ss.74:28:25:01
(South Dakota), VHWMR Section 7-504(e)(1) (Vermont),Wis. Adm. Code Section NR 685.07(b) (Wisconsin)) and 310 CMR 30.904(3)(a) (Massachusetts), which constitutes twenty-three (23) separate continuous violations of Section 3008(a) of RCRA, 42 U.S.C. ss.6928(a), and therefore subjects certain Respondents to the penalties specified in Section 3008(g) of RCRA, 42 U.S.C. ss.6928(g).

         75. Certain Respondents as owners and/or operators of hazardous waste management facilities (identified in Attachment C) no longer had compliant financial assurance as of May 31, 2000 (Stipulated Facts, Paragraph 34) for post-closure activities as is required by 40 C.F.R. 264.145(c). See also APC&EC Regulation No. 23 ss.264.145(c) (Arkansas).

         76. Certain Respondents as owners and/or operators of hazardous waste management facilities (identified in Attachment C), did not obtain by July 30, 2000 compliant financial assurance for post-closure activities (Stipulated Facts, Paragraph 37) as is required by 40 C.F.R. ss.264.148(b). See also APC&EC Regulation No. 23 ss.264.148(b) (Arkansas).

         77. Certain Respondents as owners and/or operators of the hazardous waste management facilities failed to have financial assurance for post-closure activities for three (3) facilities (identified in Attachment C) as is required by 40 C.F.R. ss.264.148(b) (see also, APC&EC Regulation No. 23 ss.264.148(b) (Arkansas)), which constitute three (3) separate continuous violations of
Section 3008(a) of RCRA, 42 U.S.C. ss.6928(a), and therefore subject certain Respondents to the penalties specified in Section 3008(g) of RCRA, 42 U.S.C. ss.6928(g).

         78. Certain Respondents are owners and/or operators of hazardous waste management facilities that have RCRA permits covering corrective action and require financial assurance for such corrective action as specified in Attachment D.

         79. Certain Respondents as owners and/or operators of the hazardous waste management facilities failed to have compliant financial assurance for corrective action at four (4) facilities (identified in Attachment D), as is required by the conditions of the RCRA permits (Arkansas RCRA Permit 16-HR-1 [Permit Conditions: Module II.P and Module II.Q.]; Georgia RCRA Permit EPD-HW-078(s) [Permit Conditions I.F.3. & V.1.I.]; EPD-HW-075(s) [Permit Conditions I.F.3. & V.I.]; Illinois RCRA Permit (Log No. B-13)[Permit Condition IV.F.2]).

         80. Certain Respondents failed to comply with the corrective action conditions in four (4) RCRA permits which constitutes four (4) separate continuous violations of Section 3008(a) of RCRA, 42 U.S.C. ss.6928(a), and therefore subjecting certain Respondents to the penalties specified in Section 3008(g) of RCRA, 42 U.S.C. ss.6928(g).

        81. Certain Respondents are owners and/or operators of hazardous waste management facilities subject to RCRA 3008(h) Orders, 42 U.S.C. ss.6928(h), covering corrective action and having financial assurance for such corrective action (see Attachment D).

                             VII. TERMS OF AGREEMENT

        82. Respondents shall exercise their best efforts to obtain Compliant Financial Assurance as expeditiously as possible, on any available terms, and no later than the Compliant Financial Assurance Deadline. In the event that the Respondents are unable to obtain Complaint Financial Assurance for any of the Covered Facilities by the Compliant Financial Assurance Deadline, the Respondents agree that they shall comply with the requirements for closure, post-closure and corrective action for such Covered Facilities as set forth in Paragraphs 89-91 of this Consent Agreement.

        83. While the Bankruptcy Case is pending or open, Respondents also agree to seek proposals for replacement of insurance policies providing financial assurance for any of their facilities (effective upon the expiration of such policies), and to determine in good faith whether to accept any such proposals, if such policies do not meet one of the following requirements: a rating of Aaa, Aa or A by Moody's, or a rating of AAA, AA or A by Standard & Poor's, or a rating of A++, A+, A, or A- from A.M. Best Company. Respondents have stated their intention to seek such proposals until the expiration date of such insurance policies. Nothing in this Paragraph excuses Respondents from having to comply with any applicable laws or regulations relating to the use of such insurance policies as financial assurance.

        84. Until such time as Respondents have obtained Compliant Financial Assurance, Respondents agree that they shall not seek to withdraw the irrevocable stand-by letter of credit in the amount of $28.5 million from Toronto Dominion Bank to Frontier.

85. EPA recognizes that Respondents may not be able to obtain Compliant Financial Assurance without the consent or cooperation of third parties, including Respondents' lenders and the Bankruptcy Court. Respondents will not be deemed to have failed to use their best efforts to obtain Complaint Financial Assurance if the consent or cooperation of third parties is required to obtain Compliant Financial Assurance and cannot be obtained. Respondents shall exercise their best efforts to obtain such consents and cooperation.

         86. Respondents shall throughout the Interim Compliance Period continue to exercise best efforts to obtain Compliant Financial Assurance.

         87. The Respondents shall comply with the provisions and terms contained in the Compliance Schedule set forth below. Failure to perform any of the tasks specified below shall result in stipulated penalties and may be cause for implementation of closure, post-closure or corrective action activities as specified in Paragraphs 89-91 of this Consent Agreement. The Compliance Schedule requires Respondents to perform the following work tasks:

               a. On or before August 5, 2000, Respondents shall have contracted with a certified public accountant or certified public accounting firm to audit Respondents' financial records for the purpose of restating Respondents' financial statements for the years 1999, 1998 and 1997. Respondents shall provide EPA and the Participating States notice of the independent certified public accountant or certified public accounting firm contracted to perform the financial audit for the years 1999, 1998 and 1997, and perform an audit of Respondents' financial statements for the year 2000.

               b. Consistent with section 9(p) of the Debtor in Possession Credit Agreement, and as it may be amended, Respondents shall submit to EPA and Participating States the draft business plan, business plan, and Bankruptcy Court plan of reorganization at the same time these documents are provided to their Underwriters; that is, the draft business plan by September 30, 2000, the business plan by October 31, 2000, and the Bankruptcy Court plan of reorganization by December 31, 2000, or on such dates as changed by any amendment to the Debtor in Possession Credit Agreement. The business plan shall include, but not necessarily be limited to, an assessment of: (1) Respondents' current financial condition; (2) Respondents' intermediate and long-term operating plans; (3) modifications made to Respondents' data management and information systems, such that Respondents may collect its current and delinquent accounts receivables; (4) Respondents' intermediate and long-term product lines; (5) Respondents' anticipated transfer or divestiture of key assets, including but not limited to equipment, Covered Facilities, and real or personal properties; and (6) Respondents' approach for streamlining expenses, maintaining customer relationships, and realizing supply chain efficiencies.

               c. On or before November 30, 2000, Respondents shall submit to EPA and Participating States Respondents' revised audited financial statements for fiscal years 1999, 1998, and 1997. These statements should be complete with all accompanying reports and include an accountant's opinion signed by an independent certified public accountant describing the scope of the examination of Respondents' books and financial records.

               d. On or before January 5, 2001, Respondents shall submit to EPA and Participating States Respondents' audited financial statements for fiscal year 2000. These statements should be complete with all accompanying reports and include an accountant's opinion signed by an independent certified public accountant describing the scope of the examination of Respondents' books and financial records.

               e. Respondents shall throughout the Interim Compliance Period continuously exercise their best efforts to obtain Compliant Financial Assurance in as expeditious manner as possible.

               f. Respondent Safety-Kleen Systems, Inc., shall obtain Compliant Financial Assurance for the hazardous waste management facility (a Covered Facility) in Barre, Vermont (VTD000791699) for corrective action. This Compliant Financial Assurance shall be obtained by the Compliant Financial Assurance Deadline.

               g. If during the Interim Compliance Period Respondents determine that they need to secure Compliant Financial Assurance for a hazardous waste management facility (or a commercial storage and/or disposal facility that handles PCBs, PCB waste or PCB Items), Respondents shall notify EPA within five
(5) calendar days of such a determination. Nothing in this subparagraph shall be construed as altering in any way Respondents' obligations under Environmental Laws or the other requirements of this Consent Agreement.
               h. If at any time during the Interim Compliance Period, Respondents determine that they will not be able to secure Compliant Financial Assurance by the Compliant Financial Assurance Deadline, they shall notify EPA and the Participating States within twenty-four (24) hours of such a determination. Notification shall be in writing and sent to the addressees in Attachment G. In the event that Respondents are unable to obtain Compliant Financial Assurance by the Compliant Financial Assurance Deadline, Respondents agree to comply with the requirements for closure and post-closure and corrective action as set forth in Paragraphs 89-91 of this Consent Agreement.

        88. Until Respondents' procurement of Compliant Financial Assurance, Respondents shall comply with the provisions and terms contained in the Reporting and Monitoring Schedule set forth below. Failure to perform any of the tasks specified below shall result in stipulated penalties and may be cause for implementation of closure, post-closure or corrective action activities as specified in Paragraphs 89-91 of this Consent Agreement.

        All data, factual information, and documents obtained by EPA from or on behalf of the Respondents shall be subject to public inspection unless identified as confidential by the Respondents in conformance with the procedures set forth in Attachment H, which Respondents will seek to include in the Bankruptcy Court Order approving Respondents' participation in this Consent Agreement. If no claim of confidentiality accompanies the documents or information when they are submitted to EPA, the public may be given access to such documents or information without further notice to Respondents.

               a. Consistent with sections 7.2 and 7.3 of the Debtor in Possession Credit Agreement, Respondents shall submit to EPA and any requesting Participating States each week copies of its Form of Borrowing Base Certificate and Cash Flow Forecast. At a minimum, these weekly reports shall include: (1) discussion of Respondents' borrowing base and excess availability; (2) detailed calculations of Respondents' collections from eligible account debtors; (3) detailed calculations of Respondents' weekly sales to eligible account debtors; and (4) interim period cash flow budgets for Respondents' consolidated U.S. operations. Respondents' cash flow forecasts shall include a detailed accounting of actual and projected: (1) operating receipts; (2) operating disbursements;
(3) subtotal operating cash flow; and (4) subtotal financing cash flow, including funds drawn from Respondents' Debtor-in-Possession (DIP) financing, DIP repayments, and DIP availability. Respondents shall provide these documents to EPA and requesting Participating States when it provides such documents to the Steering Committee for the Debtors' Prepetition Senior
Secured Lenders.

               b. Respondents shall provide written reports commencing ten (10) working days after the Parties have executed this Consent Agreement and on the tenth (10) working day of every month thereafter, identifying for the previous month the quantity of hazardous waste and PCBs (and PCB Items) received for each Covered Facility listed in Attachments B, C, and D. In addition, Respondents shall provide EPA and requesting Participating States with the quantity of hazardous waste and PCBs (including PCB Items) managed at Covered Facilities listed in Attachments B, C, and D.

               c. Respondents shall provide EPA and requesting Participating States a detailed written report every week on the status of its efforts to obtain Compliant Financial Assurance. This report shall include, but not be limited to: (1) a summary of discussions and proposals (copies of which shall be provided to EPA and requesting Participating States) for financial assurance;
(2) a summary of discussions and correspondence (copies of which shall be provided to EPA and requesting Participating States) seeking the cooperation of third parties with respect to obtaining Compliant Financial Assurance; (3) a summary of discussions or correspondence (copies of which shall be provided to EPA and requesting Participating States) seeking the cooperation of the DIP Lenders with respect to using DIP financing to obtain Compliant Financial Assurance; and (4) detailed accounting of all covenants and collateral assets Respondents have been requested to pledge in order to obtain third-party Compliant Financial Assurance.

               d. Respondents shall participate in weekly conference calls with EPA to: (1) discuss the financial reports specified under Section VII, Terms of Agreement, Paragraph 88(a), (c); (2) provide supplemental information about its financial condition, as appropriate; and (3) update EPA with respect to their efforts to obtain Compliant Financial Assurance as specified under Paragraph 88(c).

               e. Respondents shall provide EPA and any requesting Participating State with copies of documents setting forth proposed reorganization plan structures when it provides such documents to the Steering Committee for the Debtors' Prepetition Senior Secured Lenders.

               f. Respondents shall notify EPA and the Participating States when they learn of any noncompliance under RCRA and TSCA for the Covered Facilities during the Interim Compliance Period, which noncompliance would be reportable under applicable permits or law. Nothing in this subparagraph shall be construed as altering in any way Respondents' obligations under Environmental Laws.

     89. If Respondents are unable to obtain Compliant Financial Assurance for any Covered Facility by the Compliant Financial Assurance Deadline, Respondents shall cease taking hazardous waste at that Covered Facility. Respondents shall then in accordance with their permits and 40 C.F.R. Part 264, Subpart G, 40 C.F.R. Part 265, Subpart G, or the authorized state requirements initiate closure and/or post-closure. EPA and the Participating States reserve the right to alter the requirements for and/or modify the permit requirements for closure and post-closure in accordance with 40 C.F.R. Part 264, Subpart G, 40 C.F.R.
Part 265, Subpart G, and 40 C.F.R. ss.ss.271.32 and 271.41, or the authorized state requirements. EPA, in consultation with the affected States, may determine in its discretion and in accordance with applicable law to modify the requirements of this Paragraph. EPA agrees that if the Bankruptcy Case is still open or pending then any action that it brings against Respondents under this Consent Agreement to enforce the requirement of this Paragraph that Respondents initiate closure and/or post-closure shall be brought in the Bankruptcy Case. However, EPA reserves whatever rights it has to enforce any Environmental Law, including for closure and/or post-closure, against Respondents in any court that would have jurisdiction to enforce such Environmental Law in the absence of this Consent Agreement.

     90. If Respondents are unable to obtain Compliant Financial Assurance for any Covered Facility by the Compliant Financial Assurance Deadline, Respondents shall cease taking PCBs, PCB waste and PCB Items at that Covered Facility. Respondents shall then in accordance with their approvals and 40 C.F.R. ss.761.65(e) initiate closure at that Covered Facility. EPA reserves the right to modify or alter the requirements for closure in accordance with 40 C.F.R. ss.761.65(e). EPA may determine in its sole discretion and in accordance with applicable law to modify the requirements of this Paragraph. EPA agrees that if the Bankruptcy Case is still open or pending then any action that it brings against Respondents under this Consent Agreement to enforce the requirement of this Paragraph that Respondents initiate closure shall be brought in the Bankruptcy Case. However, EPA reserves whatever rights it has to enforce any Environmental Law, including for closure, against Respondents in any court that would have jurisdiction to enforce such Environmental Law in the absence of this Consent Agreement.

     91. If Respondents are unable to obtain Compliant Financial Assurance for any Covered Facility by the Compliant Financial Assurance Deadline, Respondents shall implement any corrective action required at the Covered Facility in accordance with applicable law and permit requirements. Prior to any expiration of the Compliant Financial Assurance Deadline without having obtained Compliant Financial Assurance, Respondents shall meet with EPA, and the Participating State(s) if appropriate, to discuss the requirements of this paragraph; however, the pendency of these discussions shall not excuse or delay the timely performance of required corrective action with applicable law and permits. EPA, in consultation with the affected States, may determine in its discretion and in accordance with applicable law to modify the requirements of this Paragraph. EPA agrees that if the Bankruptcy Case is still open or pending then any action that it brings against Respondents under this Consent Agreement to enforce the requirement of this Paragraph that Respondents initiate corrective action shall be brought in the Bankruptcy Case. However, EPA reserves whatever rights it has to enforce any Environmental Law, including for corrective action, against Respondents in any court that would have jurisdiction to enforce such Environmental Law in the absence of this Consent Agreement.

        92. If, prior to obtaining Compliant Financial Assurance, Respondents enter into an agreement with any of the fifty States providing for a letter of credit or other security interest to supplement or replace financial assurance for any facility owned or operated by Respondents where Respondents' financial assurance is in the form of a Frontier surety bond, Respondents shall provide EPA and the Participating States the same pro rata amount of supplemental security interest protection based on the respective amounts of Frontier bonds.

        93. Respondents shall comply with all permit requirements for Covered Facilities, including but not limited to, limitations on the maximum amount of waste allowed at a Covered Facility. Until such time as Respondents obtain Compliance Financial Assurance, Respondents shall also ensure that the amount of waste stored or awaiting disposal or treatment at a Covered Facility does not exceed the normal historical amounts of such hazardous waste during the year prior to Respondents' filing for bankruptcy.

         94. Respondents shall require that any agreement for the sale, lease or other transfer of a Covered Facility provides that nothing in the agreement or the Court order approving the agreement shall be construed to release or relieve any entity of any liability to a governmental entity under any police and regulatory statute as the owner or operator of property that that entity owns or operates after the date of transfer. Respondents shall comply with 40 C.F.R. ss.270.40 (transfer of permits), or the applicable authorized state requirements, to the extent that it is not altered by the following: that until such time as Respondents obtain Compliant Financial

Assurance, Respondents shall not enter into any agreement for the transfer of a Covered Facility unless the new owner and/or operator of the Covered Facility, prior to the transfer of ownership or operational controls, has received approval in writing from EPA and any applicable Participating State that the new owner and/or operator is in compliance with the financial responsibility and assurance requirements of 40 C.F.R. Part 264 and 265, Subpart H or the applicable authorized state requirement. Nothing in this Paragraph relieves Respondents of their obligation to comply with applicable Environmental Laws.

         95. If during the Interim Compliance Period, Respondents determine that they need to shut down the operations of one or more of the Covered Facilities Respondents shall, in addition to complying with other applicable legal requirements, notify EPA and the Participating States at least ten days prior to the cessation of operations at the Covered Facility(ies) so that EPA and the Participating States can provide comments regarding the timing and prioritization of operational shutdown of the Covered Facilities in accordance with applicable law. Incorporation of these comments into the Respondents' final plan for implementing the shutdown of operations at the one or more Covered Facilities shall be subject to the consent of Respondents, which consent shall not be unreasonably withheld. Nothing in this Paragraph relieves Respondents of their obligation to comply with applicable law.

         96. If during the Interim Compliance Period, EPA or a Participating State determines that one of the Covered Facilities is in significant non-compliance, EPA's Office Director, Office of Regulatory Enforcement, in consultation with the affected Participating State, may notify Respondents that this Consent Agreement no longer includes such Covered Facility within the terms of the Consent Agreement.

         97. Respondents shall comply with the provisions and terms of the "Environmental

Management Systems Analysis" set forth in Attachment I, which is incorporated into this Consent Agreement. This Environmental Management Systems Analysis requires that an independent consulting auditor complete a comprehensive environmental analysis of Respondents' environmental management systems program for compliance with environmental laws and regulations. The purpose of the Environmental Management Systems Analysis is to evaluate Respondents' current environmental management practices and determine if Respondents' current corporate-wide environmental management system adequately promotes compliance with environmental requirements. This Environmental Management Systems Analysis will be commenced by September 15, 2000 and shall be completed by May 15, 2001.

         98. Respondents shall comply with the terms and provisions of the "Environmental Compliance Audits" set forth in Attachment J, which is incorporated by reference into this Consent Agreement. Respondents shall hire an independent auditor to conduct a comprehensive environmental audit in conformance with all applicable laws and prepare an audit report for each of the facilities listed in Attachment J (Audit Facilities). The Environmental Compliance Audits will be commenced on September 15, 2000 and completed by May 15, 2001.

         99. Respondents shall continue to pay the premiums and take all steps within their control to keep current their surety bonds with Frontier Insurance Company for the Covered Facilities until such time as Respondents are able to provide Compliant Financial Assurance for those Covered Facilities.

         100. Except as stated in this Paragraph 100, all claims or rights to injunctive relief of EPA and any Participating States against any Respondent for Environmental Cleanup or Response Cost Liabilities shall not be discharged or impaired by any plan of reorganization in the Bankruptcy Case, shall survive the Bankruptcy Case as if the Bankruptcy Case had not been
commenced,   and  may  then  be   determined  in  the  manner  and  by  the
administrative or judicial tribunals in which such claims or rights to injunctive relief would have been resolved or adjudicated if the Bankruptcy Case had not been commenced. This Paragraph 100 applies to all Environmental Cleanup or Response Cost Liabilities of Respondents to EPA and any Participating States and is not limited to liabilities related to Covered Facilities or facilities located in Participating States or Parallel Action States. Respondents agree that any bar date for filing claims in the Bankruptcy Case shall not apply to claims covered by this Paragraph 100.

     This Paragraph 100 does not apply to (i) any Environmental Cleanup or Response Cost Liability of any Respondent for a money judgment that EPA or a Participating State has obtained prior to confirmation of a reorganization plan in the Bankruptcy Case; or (ii) any Environmental Cleanup or Response Cost Liability that EPA or a Participating State seeks by filing an action or claim in a court or administrative forum prior to confirmation of a reorganization plan in the Bankruptcy Case, if such asserted Liability would prevent a Respondent from reorganizing. Respondents agree that any general bar date for filing claims in the Bankruptcy Case shall not apply to claims within subparts
(i) and (ii) of the foregoing sentence. If Respondents wish to assert that a claim falls within subpart (i) or (ii), Respondents must establish a special bar date for claims within subparts (i) and (ii) and send out a special bar date notice that specifically identifies all such claims by case name and docket number that it believes fall within subparts (i) and (ii). Nothing in the foregoing abrogates or diminishes any rights that EPA and the Participating States have in the absence of this Consent Agreement. EPA and the Participating States may contest Respondents' contention that a claim falls within subparts
(i) and (ii) and the Bankruptcy Court shall have exclusive jurisdiction over the determination of whether or not the claims fall within subparts (i) or (ii) for purposes of determining the applicability of this

Paragraph 100.

        In addition, because the State of South Carolina has indicated it will not be a Participating State or Parallel Action State for facilities owned and/or operated by Safety-Kleen (Pinewood), Inc., this Paragraph 100 does not apply to Environmental Cleanup or Response Cost Liabilities of Respondents to the State of South Carolina for facilities owned and/or operated by Safety-Kleen (Pinewood), Inc. This Paragraph 100 does apply to Environmental Cleanup or Response Cost Liabilities of Respondents to EPA for facilities owned and/or operated by Safety-Kleen (Pinewood), Inc. Nothing in this Paragraph 100 abrogates any rights by and between the State of South Carolina and Respondents that exist in the absence of this Consent Agreement or expresses in any way EPA's views on Adversary Proceeding No. 00-698 between South Carolina and Respondents and this Consent Agreement may not be used as evidence of EPA's views in Adversary Proceeding No. 00-698.

         101. In the event that Respondents are unable to obtain Compliant Financial Assurance for any of the Covered Facilities by the Compliant Financial Assurance Deadline, the Respondents agree that they shall comply with the requirements for closure, post-closure, and corrective action set forth in Paragraphs 89-91. Under no circumstances while the Bankruptcy Case is pending or open, shall any Respondent file a motion, adversary proceeding, or other request with the Bankruptcy Court or any other court under Section 105 of the Bankruptcy Code or any other authority that seeks to delay or avoid Respondents' compliance with the requirements for closure, post-closure, and corrective action set forth in Paragraphs 89-91 or that contends in any way that any action by EPA or the Participating States to enforce closure, post-closure, and corrective action requirements as permitted by Paragraphs 89-91 is not within the police and regulatory exception to the automatic stay. 11 U.S.C. ss.362(b)(4). Respondents also agree to oppose as being inconsistent with this Consent Agreement any motion, adversary proceeding, or other request by other parties in interest with the Bankruptcy Court or any other court under Section 105 of the Bankruptcy Code or any other authority that seeks to delay or avoid Respondents' compliance with the requirements for closure, post-closure, and corrective action set forth in Paragraphs 89-91 or that contends in any way that any action by EPA or the Participating States to enforce closure, post-closure, and corrective action requirements as permitted by Paragraphs 89-91 is not within the police and regulatory exception to the automatic stay. 11 U.S.C. ss.362(b)(4). Except as provided in Paragraph 100 with respect to EPA, Respondents reserve all rights related to facilities owned and/or operated by Safety-Kleen (Pinewood), Inc. Nothing in this Paragraph abrogates any rights by and between the State of South Carolina and Respondents that exist in the absence of this Consent Agreement or expresses in any way EPA's views on Adversary Proceeding No. 00-698 between South Carolina and Respondents and this Consent Agreement may not be used as evidence of EPA's views in Adversary Proceeding No. 00-698.

        102. Respondents shall comply in full with all Environmental Compliance Obligations throughout the Bankruptcy Case. Under no circumstances, while the Bankruptcy Case is pending or open, shall any Respondent file a motion, adversary proceeding, or other request with the Bankruptcy Court or any other court under Section 105 of the Bankruptcy Code or any other authority that seeks to delay or avoid Respondents' Environmental Compliance Obligations or contends that any action by EPA or the Participating States to enforce an Environmental Compliance Obligation is not within the police and regulatory exception to automatic stay. 11 U.S.C. ss.362(b)(4). Respondents also agree to oppose as being inconsistent with this Consent Agreement any motion, adversary proceeding, or other request by other parties in interest with the Bankruptcy Court or any other court under Section 105 of the Bankruptcy
Code or any other authority that seeks to delay Environmental Compliance Obligations or contends that any action by EPA or the Participating States to enforce Environmental Compliance Obligations is not within the police and regulatory exception to automatic stay. 11 U.S.C. ss.362(b)(4). This Paragraph applies to all Environmental Compliance Obligations of Respondents and is not limited to Environmental Compliance Obligations related to Covered Facilities or facilities located in Participating States or Parallel Action States, except that this Paragraph does not apply to facilities owned and/or operated by Safety-Kleen (Pinewood), Inc. EPA reserves all rights related to facilities owned and/or operated by Safety-Kleen (Pinewood), Inc. Except as provided in Paragraph 100 with respect to EPA, Respondents reserve all rights related to facilities owned and/or operated by Safety-Kleen (Pinewood), Inc. and this Paragraph does not apply to such facilities. Nothing in this Paragraph abrogates any rights by and between the State of South Carolina and Respondents that exist in the absence of this Consent Agreement or expresses in any way EPA's views on Adversary Proceeding No. 00-698 between South Carolina and Respondents and this Consent Agreement may not be used as evidence of EPA's views in Adversary Proceeding No. 00-698.

         103. Respondents shall not abandon any Covered Facility if such Covered Facility does not have Compliant Financial Assurance. EPA and the Participating States also reserve all rights to contest any proposed abandonment on any other ground under applicable law.

         104. Whenever this Consent Agreement requires Respondents to submit a report or documentation regarding their compliance with Environmental Laws or under Paragraph 88(b), it shall be signed and certified as accurate by a responsible corporate officer as defined by 40 C.F.R. ss.270.11(a)(1), or his/her duly authorized representative. This certification shall include

                                       41
the following language:

         I certify under penalty of law that this document and any attachments to it were prepared under my direction or supervision in accordance with a system designed to assure that qualified personnel properly gather and evaluate the information submitted. Based on my inquiry of the person or persons who manage the system, or those persons directly responsible for gathering the information, the information submitted is, to the best of my knowledge and belief, true, accurate, and complete. I am aware that there are significant penalties for submitting false information, including the possibility of fine and imprisonment for knowing violations.

         105. Whenever under the terms of this Consent Agreement notice is required to be given or a report or other document is required to be forwarded between EPA, Participating States and Respondents, it shall be directed to the individual and addresses specified in Attachment G, unless otherwise specified in the Consent Agreement. Any correspondence submitted to EPA or Participating States shall include a reference to the case caption and docket numbers of this administrative action.

         106. The Parties designate the following individual to receive any other notification or submissions related to the implementation of this Consent Agreement (unless specified by law), and to communicate informally about problems incurred or anticipated in meeting the requirements of this Consent Agreement. Such informal communication is intended to facilitate meeting the objectives of this Consent Agreement and shall not relieve the Parties of the notice and reporting requirements set forth elsewhere in this Consent Agreement.

         Branch Chief                             Phil Retallick
         Office of Regulatory Enforcement         Senior Vice-President
         RCRA Enforcement Division                Safety-Kleen Corp.
         Mail Code 2246-A                         1301 Gervais Street
         Ariel Rios Building                      Columbia, South Carolina 29201
         1200 Pennsylvania Avenue, NW             (803) 933-6430
         Washington, DC 20004
         (202) 564-4008

         107. Upon the effective date of this Consent Agreement, Respondents agree to provide EPA access at all reasonable times to any of the Covered Facilities, and any other property owned, operated or controlled by Respondents, to which access is required for the implementation of this Consent Agreement for the purposes of conducting any activity related to this Consent Agreement, including but not limited to:

                  a. monitoring all work and activities required by this Consent Agreement;

                  b.       verifying any data or information submitted to EPA;

                  c. conducting investigations relating to work or activities required by this Consent Agreement;

                  d. obtaining samples relating to work or activities required by this Consent Agreement;

                  e. inspecting and copying records, operating logs, contracts, or other documents maintained or generated by Respondents or their agents related to work or activities required by this Consent Agreement; and

                  f. assessing Respondents' compliance with this Consent Agreement.

         108. Upon the effective date of this Consent Agreement, Respondents agree to provide Participating States access at all reasonable times to any of the Covered Facilities located in their state, and any other property owned, operated or controlled by Respondents in their state, to which access is required for the implementation of this Consent Agreement for the purposes of conducting any activity related to this Consent Agreement, but not limited to:

                  a. monitoring all work and activities required by this Consent Agreement;

                  b.       verifying any data or information submitted to EPA;

                  c. conducting investigations relating to work or activities required by this

                           Consent Agreement;

                  d. obtaining samples relating to work or activities required by this Consent Agreement;

                  e. inspecting and copying records, operating logs, contracts, or other documents maintained or generated by Respondents or their agents related to work or activities required by this Consent Agreement; and

                  f. assessing Respondents' compliance with this Consent Agreement.

                            VIII. PAYMENT OF PENALTY

         109. Respondent Safety-Kleen Services, Inc. agrees to pay a civil penalty in the sum of $184,692.00. 40 C.F.R. ss.22.18(b). Respondents agree to pay this amount as an Allowed Administrative Expense Claim in the Bankruptcy Case as of the Effective Date of the Plan of Reorganization and in the same manner as other Allowed Administrative Expense Claims are paid. EPA's Allowed Administrative Expense Claim shall not be subordinated for any reason to other Allowed Administrative Expense Claims in the Bankruptcy Case. It is EPA's position that it has substantially reduced the amount of penalty for which Respondents would otherwise be liable on account of Respondents' limited ability to pay.

         110. Respondent, Safety-Kleen Services, Inc., shall pay the civil penalty by certified or cashier's check and make it payable to "Treasurer, United States of America," and mailed to:

               U.S. Environmental Protection Agency
               Hearing Clerk
               P.O. Box 360277M
               Pittsburgh, PA  15251

The check should indicate that it is for "Safety-Kleen Corp., et al.," and shall indicate the docket number for this administrative action.

         111. A transmittal letter, indicating Respondent, Safety-Kleen Services, Inc., complete address, and case docket number shall accompany each payment.

         112. Respondent Safety-Kleen Services, Inc., shall send a copy of the checks and transmittal letters to:

               Clerk, Environmental Appeals Board
               U.S. Environmental Protection Agency
               1200 Pennsylvania Avenue, N.W. (1103-B)
               Washington, DC  20460
and

               Christine J. McCulloch, Esq.
               Office of Regulatory Enforcement
               U.S. Environmental Protection Agency
               1200 Pennsylvania Avenue, N.W. (2246-A)
               Washington, DC  20460

         113. Failure to pay the full amount of the penalty assessed under this Consent Agreement may subject Respondent Safety-Kleen Services, Inc. to a civil action to collect any unpaid portion of the proposed civil penalty and interest, as set forth in Paragraph 114, below. In any such collection action, the validity, amount and appropriateness of this Consent Agreement or the settlement payment, or penalty assessed hereunder are not subject to review.

         114. If Respondent Safety-Kleen Services, Inc. fails to remit the civil penalty as agreed to herein, EPA is required to assess interest and penalties on debts owed to the United States and a charge to cover the cost of processing and handling a delinquent claim. Interest, at the statutory judgment rate provided for in 31 U.S.C. ss.3717, will therefore begin to accrue on the civil penalty if it is not paid within thirty (30) calendar days from when due under this Consent Agreement.

         115. Penalties paid pursuant to this Consent Agreement are not deductible for federal tax purposes under 28 U.S.C. ss.162(f).

                            IX. STIPULATED PENALTIES

         116. Respondents shall be liable for stipulated penalties to the EPA, as specified below, for failure to comply with the requirements of this Consent Agreement, unless excused by EPA, in its sole unreviewable discretion. "Compliance" by Respondents shall include timely completion of the activities required and/or specified by this Consent Agreement or any other work plan, schedule or other document approved by EPA pursuant to this Consent Agreement.

               a. For failure to submit the civil penalty pursuant to the terms of Section VIII (Payment of Penalty), Respondent Safety-Kleen Services, Inc. shall pay stipulated penalties in the following amounts for each day during which the payment is not received:


               Period of Failure to Comply                  Penalty Per Violation Per Day
               ---------------------------                  -----------------------------
               1st through 30th day                                    $ 2,500.00
               31st day through 60th day                               $ 4,000.00
               60th day and beyond                                     $10,000.00

               b. For failure to provide audited financials as required by Paragraph 87(c), 87(d) of this Consent Agreement, Respondents shall pay stipulated penalties in the following amounts for each day during which each violation continues:

               Period of Failure to Comply                  Penalty Per Violation Per Day
               ---------------------------                  -----------------------------
               1st through 30th day                                    $ 1,000.00
               31st day through 60th day                               $ 2,000.00
               60th day and beyond                                     $ 4,000.00

               c. For failure to comply with requirements of Paragraphs 89-91 regarding ceasing taking waste/materials if Respondents are unable to obtain Compliant Financial Assurance by the Compliant Financial Assurance Deadline, Respondents shall pay stipulated penalties in the following amounts for each day during which each violation continues:

               Period of Failure to Comply                  Penalty Per Violation Per Day
               ---------------------------                  -----------------------------
               1st through 30th day                                    $ 2,000.00
               31st day through 60th day                               $ 4,000.00
               60th day and beyond                                     $ 6,000.00

               d. For failure to exercise best efforts to obtain Compliant Financial Assurance as required by Paragraphs 82, 85-87 of this Consent Agreement, Respondents shall pay stipulated penalties in the following amounts for each day during which each violation continues:

               Period of Failure to Comply                  Penalty Per Violation Per Day
               ---------------------------                  -----------------------------
               1st through 30th day                                    $ 2,000.00
               31st day through 60th day                               $ 4,000.00
               60th day and beyond                                     $ 6,000.00

               e. For failure to meet any deadlines established in Paragraph 87 (except as provided in Paragraph 116.b), or Attachments I and J of this Consent Agreement, and for any violation of interim operating conditions established in
Section VII (Terms of Agreement) (except as provided in Paragraph 116.c), Respondents shall pay stipulated penalties in the following amounts for each day during which each violation continues:

               Period of Failure to Comply                  Penalty Per Violation Per Day
               ---------------------------                  -----------------------------
               1st through 30th day                                    $ 1,000.00
               31st day through 60th day                               $ 2,000.00
               60th day and beyond                                     $ 5,000.00

               f. For failure to meet any report submittal deadlines established in Section VII (except as provided in Paragraph 116.b), or Attachments I and J of this Consent Agreement, Respondents shall pay stipulated penalties in the following amounts for each day during which each violation continues:

               Period of Failure to Comply                  Penalty Per Violation Per Day
               ---------------------------                  -----------------------------
               1st through 30th day                                    $   500.00
               31st day through 60th day                               $ 1,000.00
               60th day and beyond                                     $ 2,500.00

         117. All stipulated penalties begin to accrue on the day that performance is due or a noncompliance occurs, and continue to accrue through the earlier of: (i) the final day of all correction of the noncompliance, or (ii) the time through which an analogous penalty under applicable law would accrue. Nothing herein shall preclude the simultaneous accrual of separate stipulated penalties for separate violations of this Consent Agreement.

         118. Respondents shall notify EPA in writing of any failure to meet Consent Agreement requirements for which stipulated penalties may be due as soon as they have knowledge of such failure. EPA shall notify Respondents as soon as practicable of any alleged failure by Respondents to meet Consent Agreement requirements for which stipulated penalties may be due. EPA reserves the right to demand payment of stipulated penalties upon a determination by EPA that a violation of this Consent Agreement has occurred. However, penalties shall accrue as provided in Section IX, regardless of whether Respondents or the EPA has notified the other of a violation.

         119. The payment of stipulated penalties shall not alter in any way Respondents' obligation to comply or complete the terms of the Consent Agreement.

         120. All penalties owed to the EPA under this Section shall have administrative expense priority and shall be paid as of the Effective Date of the Plan of Reorganization and in the same manner as other allowed administrative expense claims are paid in the Bankruptcy Case. EPA's allowed administrative expense claims shall not be subordinated for any reason to other allowed administrative expense claims in the Bankruptcy Case. Respondents may contest the amount of any administrative expense claimed by EPA for stipulated penalties under this Consent Agreement but may not contest the administrative priority of any claim allowed. All payments under this Section shall be paid by certified or cashier's check made payable to the "Treasurer of the United States" and shall be mailed with a cover letter stating the caption and docket number of this administrative case to:

               U.S. Environmental Protection Agency
               Hearing Clerk
               P.O. Box 360277M
               Pittsburgh, PA  15251

The check should also indicate that it is for "Safety-Kleen Corp., et. al.," and should reference the docket number for this administrative action.

         121. Respondents shall send a copy of the checks and transmittal letters to:

               Clerk, Environmental Appeals Board
               U.S. Environmental Protection Agency
               1200 Pennsylvania Avenue, N.W. (1103-B)
               Washington, DC  20460
and
               Christine J. McCulloch, Esq.
               Office of Regulatory Enforcement
               U.S. Environmental Protection Agency
               1200 Pennsylvania Avenue, N.W. (2246-A)
               Washington, DC  20460

         122. If Respondents fail to pay stipulated penalties when due, the EPA may institute proceedings in Bankruptcy Court to collect the penalties, as well as interest. Respondents shall pay interest on the unpaid penalties at the rate established by the Secretary of Treasury pursuant to 31 U.S.C. ss.3717, beginning on the date of demand made pursuant to Section IX, and shall continue to accrue at the rate specified through the date of the Respondents' full payment. Such interest shall be compounded each federal fiscal year.

         123. Nothing in this Section shall be construed as prohibiting, altering or in any way limiting the ability of the EPA to seek other remedies or sanctions available by virtue of Respondents' violation(s) of this Consent Agreement or of the statutes and regulations referenced herein.

         124. Nothing in this Section shall be construed as prohibiting, altering or in any way limiting the ability of a Participating State to seek other remedies or sanctions available by virtue of Respondents' violation(s) of the Participating States' statutes or regulations referenced within this Consent Agreement.

         125. Penalties paid pursuant to this Consent Agreement are not deductible for federal tax purposes under 28 U.S.C. ss.162(f).

                                X. CERTIFICATION

         126. Nothing in this Consent Agreement shall relieve Respondents of the duty to comply with all applicable provisions of RCRA and TSCA, and other federal, state or local laws or statutes, nor shall it restrict EPA's (or the Participating States') authority to seek compliance with any applicable laws or regulations, nor shall it be construed to be a ruling on, or determination of, any issue related to any federal, state or local permit. Nothing in this Paragraph shall be construed to modify or vacate the provisions of this Consent Agreement providing for a Compliance Schedule for Respondents to obtain Compliant Financial Assurance by the Compliant Financial Assurance Deadline.

         127. Respondents shall comply with all applicable requirements of RCRA and TSCA, and regulations thereunder at 40 C.F.R. Parts 260-270 and 761, and as applicable, authorized state programs, provided that in the event that Respondents do not obtain Compliant Financial Assurance by the Compliant Financial Assurance Deadline, Respondents shall comply with the requirements of Paragraphs 89-91 of this Consent Agreement. Respondents agree to undertake all necessary actions to prevent recurrences of violations of environmental requirements. Nothing in this Paragraph shall be construed to modify the provisions of this Consent Agreement providing for a Compliance Schedule for Respondents to obtain Compliant Financial Assurance by the

Compliant Financial Assurance Deadline.

         128. By signing this Consent Agreement, Respondents certify that the information it has supplied concerning this matter was at the time of submission, and is, truthful, accurate, and complete for each such submission, response and statement. Respondents realize that there are significant penalties for submitting false or misleading information, including the possibility of fines and/or imprisonment for knowing submission of such information, 18 U.S.C. ss.1001.

         129. EPA reserves the right to revoke this Consent Agreement and accompanying settlement penalty if and to the extent that any information or certification provided by Respondents was materially false or inaccurate at the time such information or certification was provided to EPA, and EPA reserves the right to assess and collect any and all civil penalties for any violation described herein. EPA shall give Respondents oral notice of their intent to revoke which shall not be effective until received by Respondents in writing.

         130. Participating States reserve the right to consult with and request that EPA revoke that portion of the Consent Agreement for Covered Facilities in Participating States and accompanying settlement penalty if and to the extent that any information or certification provided by Respondents, was materially false or inaccurate at the time such information or certification was provided to EPA, and EPA reserves the right to assess and collect any and all civil penalties for any violation described herein. EPA shall give Respondents oral notice of their intent to revoke which shall not be effective until received by Respondents in writing.

                            XI. EFFECT OF SETTLEMENT

         131. This Consent Agreement and the accompanying Final Order resolve only those civil claims specified in Section VI above arising prior to Compliant Financial Assurance Deadline. Nothing herein shall be construed to limit the authority of EPA, the United States and/or the

Participating States to undertake action against any person, including the Respondents, in response to any condition which EPA, the United States or the Participating States determine may present an imminent and substantial endangerment to the public health, welfare or the environment, nor shall anything in this Consent Agreement or the accompanying Final Order be construed to resolve, and the EPA, United States and Participating States reserve their authority to pursue criminal sanctions against Respondents.

         132. This Consent Agreement, upon incorporation into a Final Order by the Environmental Appeals Board and full satisfaction by the parties, shall be a complete and full civil settlement of the specific violations set forth in
Section VI, above.

                     XII. MODIFICATION OF CONSENT AGREEMENT

     133. EPA may supplement the list of Participating States, Parallel Action States, and Covered Facilities by providing notice to Respondents by August 31, 2000. No such supplementation shall alter the provisions in Paragraphs 100-102 for facilities owned and/or operated by Safety-Kleen (Pinewood), Inc. If EPA provides such notice, the civil penalty required by Paragraph 109 shall be increased by $4,062.00 per violation for the noncompliances identified by the Participating State. No change will be made to the Civil Penalty required under this Consent Agreement for the addition of Parallel Action States, although such States may require a civil penalty under any parallel agreement. It is possible that future circumstances may be such that Respondents may choose to request that EPA (and affected States) extend the Complaint Financial Assurance
Deadline. Any decision by EPA relating in any way to extend the Complaint Financial Assurance Deadline shall be in its sole discretion (after consultation with the affected States) and will not be subject to judicial review. Any decision by the EPA to allow an extension of time will require that such an extension be put in writing and signed by the

Parties. Any decision by EPA (and the affected States) to extend the Compliant Financial Assurance Deadline for a period of time no later than April 30, 2001 will not require further approval by the Bankruptcy Court. Except as specifically provided herein, there shall be no modifications or amendments of this Consent Agreement without the written agreement of the parties to this Consent Agreement and after consultation with the Participating States.

                 XIII. SUBMITTAL TO ENVIRONMENTAL APPEALS BOARD

         134. The Parties agree to submit this Consent Agreement to the Environmental Appeals Board with a request that it be incorporated into a Final Order.

                       XIV. SUBMITTAL TO BANKRUPTCY COURT

         135. Respondents shall exercise their best efforts to obtain the approval of the Bankruptcy Court for their agreement and entry into this Consent Agreement. Such approval shall specifically include the Court's approval of the provisions contained in Section VII (Terms of Agreement), Section VIII (Payment of Penalty), Section IX (Stipulated Penalties), and Paragraphs 100-103.

                               XV. EFFECTIVE DATE

         136. Respondents and EPA agree to issuance of the attached Final Order. Upon filing, EPA will transmit a copy of the filed Consent Agreement to the Respondents and Participating States. This Consent Agreement and the attached Final Order shall become effective after execution of the Final Order by the Environmental Appeals Board and filing with the Hearing Clerk and approval of Respondents' entry into this Consent Agreement by the Bankruptcy Court.

IN THE MATTER OF: Safety-Kleen Corp.
Docket No. MM-HQ-2000-0005

The foregoing Consent Agreement is Hereby Stipulated, Agreed, and Approved for Entry.

For Respondents:


         /s/ Grover C. Wrenn                                8/24/00
-------------------------------------                       -------------------
Grover C. Wrenn                                             Date
President and Chief Operating Officer
Safety-Kleen Corp.

         /s/ Henry H. Taylor                                8-24-2000
-------------------------------------                       -------------------
Henry H. Taylor                                             Date
President
All Other Respondents

IN THE MATTER OF: Safety-Kleen Corp.
Docket No. MM-HQ-2000-0005

The foregoing Consent Agreement is Hereby Stipulated, Agreed, and Approved for Entry.

For Complainant:


         signature illegible                                      8/25/00
----------------------------------------------              -------------------
Steven A. Herman                                                    Date
Assistant Administrator
Office of Enforcement and Compliance Assurance
U.S. Environmental Protection Agency

                                  UNITED STATES
                         ENVIRONMENTAL PROTECTION AGENCY

IN THE MATTER OF:                             )
                                              )  Docket No. MM-HQ-2000-0005
     Safety-Kleen Corp.                       )
     1301 Gervais Street                      )
     Columbia, South Carolina 29201           )
                                              )
     Safety-Kleen Services, Inc.              )
     Safety-Kleen Systems, Inc.               )
     Safety-Kleen (Aragonite), Inc.           )
     Safety-Kleen (BDT), Inc.                 )
     Safety-Kleen (Bartow), Inc.              )
     Safety-Kleen (Baton Rouge), Inc.         )
     Safety-Kleen (Bridgport), Inc.           )
     Safety-Kleen (California), Inc.          )
     Safety-Kleen (Chattanooga), Inc.         )
     Safety-Kleen (Colfax), Inc.              )
     Safety-Kleen (Crowley), Inc.             )
     Safety-Kleen (Deer Park), Inc.           )
     Safety-Kleen (Deer Trail), Inc.          )
     Safety-Kleen (GS), Inc.                  )
     Safety-Kleen (LaPorte), Inc.             )
     Safety-Kleen (Lone and Grassy Mtn.), Inc.)
     Safety-Kleen (NE), Inc.                  )
     Safety-Kleen (PPM), Inc.                 )
     Safety-Kleen (Pecatonica), Inc.          )
     Safety-Kleen (Pinewood), Inc.            )
     Safety-Kleen (Plaquemine), Inc.          )
     Safety-Kleen (Roebuck), Inc.             )
     Safety-Kleen (TS), Inc.                  )
     Safety-Kleen (Tulsa), Inc.               )
     Safety-Kleen (WT), Inc.                  )
     Safety-Kleen (White Castle), Inc.        )
     GSX Chemical Services of Ohio, Inc.      )
                                              )
                                              )
                 Respondents.                 )


                                   FINAL ORDER

      Pursuant to 40 C.F.R. ss.22.18(b) of EPA's Consolidated Rules of Practice, 64 Fed. Reg. 40138 (July 23, 1999), and Sections 3008(a), (g), and (h) of the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. ss.ss.6928(a), (g), and
(h); and Section 16(a) of the Toxic

Substances Control Act (TSCA), 15 U.S.C. ss.2615(a), the Consent Agreement resolving this matter is hereby approved and incorporated by reference into this Final Order. It is hereby ordered that:

         1. Respondents shall comply with all of the terms of the Consent Agreement, incorporated herein by reference, and with the requirements set forth in RCRA, TSCA, and regulations thereunder;

         2. Respondents are assessed a civil penalty in the amount of $184,692.00;

         3. Respondents shall, provide EPA with an Allowed Administrative Expense Claim in the amount of $184,692.00 in Respondents' Bankruptcy Case as of the Effective Date of the Plan of Reorganization. Payment shall be made by certified or cashier's check payable to the order of "Treasurer, United States of America." The check shall refer to the docket number for EPA's administrative action and shall be mailed to:

               U.S. Environmental Protection Agency
               Hearing Clerk
               P.O. Box 360277M
               Pittsburgh, PA  15251

         4. A transmittal letter, indicating Respondents' names, complete addresses, and the administrative case docket number shall accompany the payment of the civil penalty.

         5. Respondents shall send a copy of the checks and transmittal letters to:

               Clerk, Environmental Appeals Board
               U.S. Environmental Protection Agency
               1200 Pennsylvania Avenue, N.W. (1103-B)
               Washington, DC  20460
and
               Christine J. McCulloch, Esq.
               Office of Regulatory Enforcement
               U.S. Environmental Protection Agency
               1200 Pennsylvania Avenue, N.W. (2246-A)
               Washington, DC  20460


So Ordered, this ______ day of __________________, 2000.



------------------------------------
U.S. Environmental Protection Agency
Environmental Appeals Board

                                  ATTACHMENT A


RESPONDENTS:   The following is a list of the Respondents as referred to in the Consent Agreement.

Safety-Kleen Corp.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen Services, Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen Systems, Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (Aragonite), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (BDT), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (Bartow), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (Baton Rouge), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (Bridgport), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (California), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (Chattanooga), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (Colfax), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (Crowley), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (Deer Park), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (Deer Trail), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (GS), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (LaPorte), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (Lone and Grassy Mtn.), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (NE), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (PPM), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (Pecatonica), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (Pinewood), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (Plaquemine), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (Roebuck), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (TS), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (Tulsa), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (WT), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

Safety-Kleen (White Castle), Inc.
1301 Gervais Street
Columbia, South Carolina 29201

GSX Chemical Services of Ohio, Inc.
1301 Gervais Street
Columbia, South Carolina 29201

                                  ATTACHMENT B

         This Attachment specifies the "Covered Facilities" for closure activities under TSCA that have Frontier surety bonds.


FLORIDA:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen (Bartow), Inc.           Interim                  -  Closure
170 Bartow Municipal Airport          FLD 980 729 610
Bartow, FL 33830-9504
(941-519-6328)

GEORGIA:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen (PPM), Inc.              Interim                  -  Closure
1875 Forge Street                     GAD 980 839 187
Tucker, GA  30084
(404-934-0902)

ILLINOIS:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen ( Pecatonica), Inc.      Final                    -  Closure
6125 North Pecatonica Road            ILD 980 502 744
Pecatonica, IL  60163
(815-239-2377)

INDIANA:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen Systems, Inc             Final                    -  Closure
601 Riley Road                        IND 077 042 034
E. Chicago, IN  46312
(219-397-1131)

KANSAS:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen (Aragonite), Inc.        Final                    -  Closure
P.O. Box 1328                         KSD 981 506 025
Coffeysville, KS  67337               (incinerator)
(316-251-6380)

KENTUCKY:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen Systems, Inc.            Interim                  -  Closure
3700 Lagrange Road                    KYD 053 348 108
Smithfield, KY  40050
(502-845-2453)

MISSOURI:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen (PPM), Inc.              Final                    -  Closure
1628 W. 9th Street                    MOD 069 277 549
Kansas City, MO  64101
(816-221-6827)

NORTH CAROLINA:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen (TS), Inc.               Interim                  -  Closure
Route 11, Box 3                       NCD 000 648 451
Reidsville, NC  27320
(919-342-6106)

OHIO:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen (PPM), Inc.              Interim                  -  Closure
1302 W. 38th Street                   OHD 981 093 420
#2 Whse. 3416 Ann Avenue
Ashtabula, OH  44004
(216-992-8665)

Safety-Kleen (PPM), Inc.              Final
1672 E. Highland Road                 OHD 986 975 399          -  Closure
Twinsburg, OH  44087
(216-425-3825)

PENNSYLVANIA:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen (PPM), Inc.              Interim                  -  Closure
4105 Whitaker Avenue                  PAD 981 113 749
Philadelphia, PA  19124
(215-425-5144)

SOUTH CAROLINA:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen Systems, Inc.            Interim                  -  Closure
130 A Frontage Road                   SCD 077 995 488
Lexington, SC  29072
(803-356-4061)

TENNESSEE:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen, Corp.                   Interim                  -  Closure
2815 Old Greenbrier Pike              TND 000 645 770
Greenbrier, TN  37073
(615-643-4511)

TEXAS:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen (LaPorte), Inc.          Interim                  -  Closure
500 Battleground Road                 TXD 982 290 140
(P.O. Box 1009)
LaPorte, TX  77572-1009
(803-798-2993)




Safety-Kleen Systems, Inc.            Interim                  -  Closure
1722 Cooper Creek Road                TXD 077 603 371
Denton, TX  76201
(817-383-2611)

UTAH:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen (Aragonite), Inc.        TSCA/RCRA                -  Closure (covers RCRA & TSCA)
P.O. Box 22890                        UTD 981 552 177
Salt Lake City, UT  81422-0890
(801-323-8100)

Safety-Kleen (Lone and                Final                    -  Closure
      Grassy Mountain), Inc.          UTD 991 301 748
P.O. Box 22750
Salt Lake City, UT  84122
(800-877-2401)

Safety-Kleen (Clive), Inc.            Final                    -  Closure
P. O. Box 22285                       UTD 982 595 795
Salt Lake City, UT  84122-0285
(801-323-8400)

                                  ATTACHMENT C

         This Attachment specifies the "Covered Facilities" in Participating States for RCRA closure and post-closure activities that have Frontier surety bonds.


ARKANSAS:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen Systems, Inc.            ARD054575238             -  Closure
11727 Arch St. Pike                                            -  Post-closure
Little Rock, Arkansas 72206

GEORGIA:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen Systems, Inc.            GAD000823096             -  Closure
5920 Coca Cola Blvd.
Columbus, GA 31909

Safety-Kleen Systems, Inc             GAD000776781             -  Closure
5217 Augusta Road
Garden City, GA 31418

Safety-Kleen Systems, Inc.            GAD980709257             -  Closure
6580 Hawkinsville Road
Macon, GA 31206

Safety-Kleen Systems, Inc.            GAD981265424             -  Closure
7027 Commercial Dr.
Morrow, GA 30260

Safety-Kleen Systems, Inc.            GAD980842777             -  Closure
4800 South Old Peachtree
Norcross, GA 30071

Safety-Kleen (PPM) Inc.               GAD980839187             -  Closure
1875 Forge St.
Tucker, GA 30084

IOWA:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen Systems, Inc.            IAD098027592             -  Closure
3035 W. 73rd St.
Davenport, IA 52806

Safety-Kleen Systems, Inc.            IAD981718000             -  Closure
4704 N.E. 22nd St.
Des Moines, IA 50313

Safety-Kleen Systems, Inc.            IAD083489773             -  Closure
5318 NW 111 Dr.                                                -  Post-Closure
Grimes, IA 50111

Safety-Kleen-Systems, Inc.            IAD000678326             -  Closure
16 11th St. SW                                                 -  Post-Closure
Mason City, IA 50401

MASSACHUSETTS:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen (NE), Inc.               MAD00060447              -  Closure
300 Canal Street
Laurence, MA 01940
North Andover, MA

MINNESOTA:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen Systems, Inc.            MND981953045             -  Closure
9261 Isanti Street
Blaine, MN 55434

Safety-Kleen Systems, Inc.            MND000686170             -  Closure
1302 18th Street
Cloquet, MN 55720

Safety-Kleen Systems, Inc.            MND981097884             -  Closure
3227 Terminal Drive
Eagan, MN 55121

NEVADA:

FACILITY NAME AND ADDRESS             EPA ID #                 BOND ACTIVITIES COVERED
Safety Kleen Systems, Inc.            NVT330010208             -  Closure
1655 Stocker St.
N. Las Vegas, NV 89030

SOUTH DAKOTA:

FACILITY NAME AND ADDRESS             EPA ID #                 BOND ACTIVITIES COVERED
Safety-Kleen Systems, Inc.            SDD000716696             -  Closure
2000 N. Westport Ave.
Sioux Falls, SD 57107

TENNESSEE:

FACILITY NAME AND ADDRESS             EPA ID #                 BOND ACTIVITIES COVERED
Safety-Kleen (TS), Inc.               TND000645770             -  Closure
2815 Old Greenbrier Park
Greenbrier, TN 37073

Safety-Kleen (WT), Inc.               TND002772277             -  Closure
1640 Antioch Pike
Antioch, TN 37013

Safety-Kleen Systems, Inc.            TND987777695             -  Closure
6617 Pleasant Ridge Road
Knoxville, TN 37921

Safety-Kleen (GS), Inc.               TND000614321             -  Closure
3536 Fite Road
Millington, TN 38053

Safety-Kleen Systems, Inc.            TND981474125             -  Closure
215 Whitsett Road
Nashville, TN 39210

Vermont:

VERMONT:

FACILITY NAME AND ADDRESS             EPA ID #                 BOND ACTIVITIES COVERED
Safety-Kleen Systems, Inc.            VTD000791699             -  Closure
23 W, Second St,
Barre, VT 05641

WISCONSIN:

FACILITY NAME AND ADDRESS             EPA ID #                 BOND ACTIVITIES COVERED
Safety-Kleen Systems, Inc.            WID981187297             -  Closure
2100 Badger Rd.
Kaukauna, WI 54130

Safety-Kleen Systems, Inc.            WID980896641             -  Closure
21091/2Ward Ave.
La Crosse, WI 54601

Safety-Kleen Systems, Inc.            WID980896633             -  Closure
2325 Daniels St.
Madison, WI 53718

Safety-Kleen Systems, Inc.            WID000668822             -  Closure
902 South Maine Street
Shawano, WI 54166

Safety-Kleen Systems, Inc.            WID981097769             -  Closure
2200 S. West Ave.
Waukesha, WI

                                  ATTACHMENT D

         This Attachment specifies the "Covered Facilities" in Participating States for RCRA corrective action that have Frontier surety bonds.


ARKANSAS:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen Systems, Inc.            ARD054575238             -  Corrective Action
11727 Arch St. Pike
Little Rock, Arkansas 72206

GEORGIA:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen Systems, Inc.            GAD000823096             -  Corrective Action
5920 Coca Cola Blvd.                                              (RCRA Permit)
Columbus, GA

Safety-Kleen Systems, Inc.            GAD000776781             -  Corrective Action
5217 Augusta Road                                                 (RCRA Permit)
Garden City, GA

Safety-Kleen Systems, Inc.            GAD000823070             -  Corrective Action
3440 Lang Ave.                                                    (Consent Order)
Hapeville, GA

Safety-Kleen Systems, Inc.            GAD980842777             -  Corrective Action
4800 South Old Peachtree                                          (RCRA Permit)
Norcross, GA

ILLINOIS:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen (Pecatonica), Inc.       ILD980502744             -  Corrective Action
6125 N. Pecatonica Road                                           (Closure)
Pecatonica, IL 61063

NEW JERSEY:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
Safety-Kleen (Bridgeport), Inc.       NJD053288239             -  Corrective Action
Rte. 322 & I-295                                                  (RCRA 3008(h) Order)
Bridgeport, NJ 08014

SOUTH CAROLINA:

FACILITY NAME AND ADDRESS             EPA ID #                 BOND ACTIVITIES COVERED
Safety-Kleen (Roebuck), Inc           SCD981467616             -  Corrective Action
300-301 Railroad Street                                           (RCRA 3008(h) Order)
Roebuck, South Carolina 29376

                                  ATTACHMENT E


PARTICIPATING STATES: The following is a list of the Participating States as referred to in the Consent Agreement.

1.       ARKANSAS

2.       GEORGIA

3.       ILLINOIS

4.       MINNESOTA

5.       MASSACHUSETTS

6.       NEVADA

7.       SOUTH DAKOTA

8.       TENNESSEE

9.       VERMONT

10.      WISCONSIN

The following addresses are for the state agency implementing the authorized hazardous waste program for the Participating State.

Arkansas Department of Environmental Quality
8001 National Drive
Little Rock, AR  72209

Georgia Environmental Protection Division
Department of Natural Resources
205 Butler Street, SE, 1152 East Tower
Atlanta, GA  30334

Illinois Environmental Protection Agency
1021 North Grand Avenue East
Springfield, IL  62706

Massachusetts Department of Environmental Protection
One Winter Street
Boston, MA  02108

Minnesota Pollution Control Agency
520 Lafayette Road North, Sixth Floor
St. Paul, MN  55155-4194

Nevada Division of Environmental Protection
333 W. Nye Lane
Carson City, NV  89710

South Dakota Department of Environment & Natural Resources
Joe Foss Building
523 E. Capital Avenue
Pierre, SD  57501

Tennessee Department of Environment & Conservation
21st Floor, L & C Tower
401 Church Street
Nashville, TN  37243-0435

Vermont Agency of Natural Resources
103 S. Main Street, Center Building
Waterbury, VT  05671-0301

Wisconsin Department of Natural Resources
101 South Webster Street
Madison, WI  53703

                                  ATTACHMENT F


PARALLEL STATES: The following is a list of the Parallel States as referred to in the Consent Agreement. Also included as part of this Attachment: (1) Appendix F-1 which specifies the "Covered Facilities" for closure, post-closure and corrective action under RCRA that have Frontier surety bonds; and (2) Appendix F-2 which lists the Parallel Action States and notice of authorization pursuant to Section 3006 of RCRA, 42 U.S.C. ss. 6926.

1.      ARIZONA

2.      KANSAS

3.      LOUISIANA

4.      MARYLAND

5.      MISSOURI

6.      NEW YORK

7.      OKLAHOMA

8.      PENNSYLVANIA

9.      TEXAS

10.     VIRGINIA


The following addresses are for the state agency implementing the authorized hazardous waste program for the Participating State.


Arizona Department of Environmental Quality
3033 N. Central Avenue
Phoenix, AZ  85012

Kansas Department of Health and Environment
Division of Environment
740 Forbes Field
Topeka, KS  66620

Louisiana Department of Environmental Quality
7290 Bluebonnet Boulevard
Baton Rouge, LA  70810

Maryland Department of Environment
2500 Broening Highway
Baltimore, MD  21224

Missouri Department of Natural Resources
205 Jefferson Street
Jefferson City, MO  65101

New York Department of Environmental Conservation
50 Wolf Road
Albany, NY  12233-1010

Oklahoma Department of Environmental Quality
707 North Robinson, Suite 7100
Oklahoma City, OK  73102

Pennsylvania Department of Environmental Protection
Rachel Carson State Office Building, 16th Floor
400 Market Street
Harrisburg, PA  17101-2301

Texas Natural Resource Conservation Commission
12100 Park 35 Circle (MC 100)
Austin, TX  78753

Virginia Department of Environmental Quality
629 E. Main Street
Richmond, VA  23219

Attachment F - Appendix 1

                                  APPENDIX F-1

         This Appendix specifies the "Covered Facilities" in Parallel Action States for RCRA closure, post-closure and corrective action that have Frontier surety bonds.


ARIZONA:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
SAFETY-KLEEN (CALIFORNIA), INC.       AZD049318009             -  CLOSURE
d/b/a SAFETY-KLEEN SOUTHWEST
1340 W LINCOLN ST
PHOENIX, AZ 85007

SAFETY-KLEEN SYSTEMS, INC.            AZD089308803             -  CLOSURE
4401 E UNIVERSITY
PHOENIX, AZ 85034

SAFETY-KLEEN SYSTEMS, INC.            AZD980892897             -  CLOSURE
4401 E UNIVERSITY                                              -  POST-CLOSURE
PHOENIX, AZ 85034

SAFETY-KLEEN SYSTEMS, INC.            AZD981969504             -  CLOSURE
6625 W FRYE RD
CHANDLER, AZ 85226

KANSAS:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
SAFETY-KLEEN SYSTEMS, INC.            KSD000809723             -  CLOSURE
1311 S ANNA
WICHITA, KS 67209

SAFETY-KLEEN SYSTEMS, INC.            KSD980973515             -  CLOSURE
9317 WOODEND RD
EDWARDSVILLE, KS 66111

SAFETY-KLEEN SYSTEMS, INC.            KSD980686844             -  CLOSURE
600 E. TRAIL
DODGE CITY, KS 67801

LOUISIANA:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
SAFETY-KLEEN (BATON ROUGE) INC.       LAD010395127             -  CLOSURE
13351 SCENIC HWY.                                              -  POST CLOSURE
BATON ROUGE, LA 70807

SAFETY-KLEEN (PLAQUEMINE) INC.        LAD000778514             -  CLOSURE
32655 GRACIE LN.                                               -  POST CLOSURE
PLAQUEMINE, LA 70764

SAFETY-KLEEN SYSTEMS, INC.            LAD981057441             -  CLOSURE
518 RYDER DR.
PINEVILLE, LA 71360

SAFETY-KLEEN (CROWLEY), INC.          LAD079464095             -  CLOSURE
LA 1112
CROWLEY, LA 70526

SAFETY-KLEEN (COLFAX), INC.           LAD981055791             -  CLOSURE
3763 HWY 471
COLFAX, LA 71417

SAFETY-KLEEN SYSTEMS, INC.            LAD000757708             -  CLOSURE
4200 SHREVEPORT HWY                                            -  CORRECTIVE ACTION
PINEVILLE, LA 71360

SAFETY-KLEEN SYSTEMS, INC             LAD089841902             -  CLOSURE
14 26TH ST
KENNER, LA 70062

MARYLAND:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
SAFETY-KLEEN SYSTEMS, INC.            MDD000737395             -  CLOSURE
12164 TECH RD                                                  -  CORRECTIVE ACTION
SILVER SPRING, MD 20904

SAFETY-KLEEN SYSTEMS, INC.            MDD000737106             -  CLOSURE
150 PENROD CT, SECTIONS G&H
GLEN BURNIE, MD 21061

SAFETY-KLEEN (TS), INC.               MDD980554653             -  CLOSURE
3527 WHISKEY BOTTOM ROAD
LAUREL, MD 207249306

SAFETY-KLEEN SYSTEMS, INC.            MDD981034291             -  CLOSURE
1448 DESOTO RD.
BALTIMORE, MD 21230

MISSOURI:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
SAFETY-KLEEN (PPM), INC.              MOD069277549             -  CLOSURE
1628 W. 9TH ST.
KANSAS CITY,  MO 64101

NEW YORK:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
SAFETY-KLEEN (BDT), INC.              NYD000632372             -  CLOSURE
4255 RESEARCH PKY.
CLARENCE, NY 14031

OKLAHOMA:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
SAFETY-KLEEN SYSTEMS, INC             OKD000763821             -  CLOSURE
16319 E MARSHALL ST
TULSA, OK 74116

SAFETY-KLEEN SYSTEMS, INC             OKD980878474             -  CLOSURE
7825 HWY 152
WHEATLAND, OK 73097

SAFETY-KLEEN SYSTEMS, INC             OKD987086774             -  CLOSURE
8800 SW 8TH ST
OKLAHOMA CITY, OK 73128

SAFETY-KLEEN (LONE & GRASSY           OKD065438376             -  CLOSURE
      MOUNTAIN), INC.                                          -  POST-CLOSURE
5 MILE E. & 1 MILE N. OF JUNCTION                              -  CORRECTIVE ACTION
      U.S. HWYS. 412 &
WAYNOKA, OK 73860

SAFETY-KLEEN (LONE & GRASSY           OKD000070136             -  CLOSURE
     MOUNTAIN), INC.
 .5M E ON CNTY RD 76-22C
AVARD, OK 73717

SAFETY-KLEEN SYSTEMS                  OKD000632737             -  CLOSURE
     (TULSA), INC.
5354 W 46TH ST. S
TULSA, OK 74107

SAFETY-KLEEN SYSTEMS, INC.            OKD000829507             -  CLOSURE
2827 WEST LINDLEY
OKLAHOMA CITY, OK

PENNSYLVANIA:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
SAFETY-KLEEN SYSTEMS, INC.            PAD084872043             -  CLOSURE
98 SECOND ST
WILKES-BARRE, PA 18705

SAFETY-KLEEN SYSTEMS, INC.            PAD000738815             -  CLOSURE
670 COCHRAN MILL RD
CLAIRTON, PA 15025

SAFETY-KLEEN SYSTEMS, INC.            PAD065716813             -  CLOSURE
BLDG PP 9 RIVER RD
TULLYTOWN, PA 19007

SAFETY-KLEEN SYSTEMS, INC.            PAD981736143             -  CLOSURE
     (JOHNSTOWN)
150 ALLENBILL DR
JOHNSTOWN, PA 15904

SAFETY-KLEEN SYSTEMS, INC.            PAD980552020             -  CLOSURE
5540 MEMORIAL RD.
ALLENTOWN, PA 18104

SAFETY-KLEEN SYSTEMS, INC.            PAD000738823             -  CLOSURE
10 ELEANOR DR.
NEW KINGSTOWN, PA 17072

SAFETY-KLEEN SYSTEMS, INC.            PAD987266673             -  CLOSURE
INDUSTRIAL PARK RD.
ATHENS, PA 18810

SAFETY-KLEEN SYSTEMS, INC.            PAD987266715             -  CLOSURE
77 TOWPATH & CANAL RD.
FAIRLESS HILLS, PA 19030

SAFETY-KLEEN SYSTEMS, INC.            PAD000738849             -  CLOSURE
1140 GREENHILL RD.
WESTCHESTER, PA 19380

SAFETY-KLEEN SYSTEMS, INC.            PAD981737109             -  CLOSURE
600 STEWART RD.
WILKES BARRE, PA 18706

SAFETY-KLEEN SYSTEMS, INC.            PAD086673407             -  CLOSURE
1606 PITTSBURGH AVE.
ERIE, PA 16505

SAFETY-KLEEN SYSTEMS, INC.            PAD982576258             -  CLOSURE
650 NOBLE DR.
WEST MIFFLIN, PA 15122

TEXAS:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
SAFETY-KLEEN SYSTEMS, INC.            TX000055045              -  CLOSURE
12212 COUNTY RD 31
SLATON, TX 79364

SAFETY-KLEEN (LAPORTE), INC.          TXD982290140             -  CLOSURE
500 BATTLEGROUND RD
LA PORTE, TX 77571

SAFETY-KLEEN SYSTEMS, INC.            TXD000747386             -  CLOSURE
3333 FEDERAL ROAD                                              -  POST-CLOSURE
PASADENA, TX 77504                                             -  CORRECTIVE ACTION

SAFETY-KLEEN SYSTEMS, INC.            TXD000747394             -  CLOSURE
900 A HAWKINS BLVD                                             -  POST-CLOSURE
EL PASO, TX 79905

SAFETY-KLEEN SYSTEMS, INC.            TXD000747410             -  CLOSURE
3811 INTERSTATE 40 EAST
AMARILLO, TX 79104

SAFETY-KLEEN SYSTEMS INC              TXD000747428             -  CLOSURE
1606 MISSILE ROAD
WICHITA FALLS, TX 76306

SAFETY-KLEEN SYSTEMS INC              TXD083145656             -  CLOSURE
1311 EAST TAMARACK
MCALLEN, TX 78501

SAFETY-KLEEN SYSTEMS INC              TXD000747436             -  CLOSURE
1301 N REDWOOD ST
LUBBOCK, TX 79408

SAFETY-KLEEN SYSTEMS INC              TXD061290276             -  CLOSURE
3454 WOMACK ROAD
ORANGE, TX 77632

SAFETY-KLEEN SYSTEMS INC              TXD981052061             -  CLOSURE
2130 E GRAUWYLER RD
IRVING, TX 75061

SAFETY-KLEEN SYSTEMS INC              TXD980876015             -  CLOSURE
22006 WOODWAY DR
WACO, TX 76710

SAFETY-KLEEN SYSTEMS INC              TXD981053416             -  CLOSURE
6529 MIDWAY ROAD
HALTOM CITY, TX 76117

SAFETY-KLEEN SYSTEMS INC              TXD981056690             -  CLOSURE
10607 COUNTY ROAD 127 WEST
MIDLAND, TX 79711

SAFETY-KLEEN SYSTEMS INC              TXD988032595             -  CLOSURE
6000 POMPANO ST
EL PASO, TX 79924

SAFETY-KLEEN (DEER PARK) INC          TXD055141378             -  CLOSURE
2027 BATTLEGROUND RD                                           -  CORRECTIVE ACTION
DEER PARK, TX 77536

SAFETY-KLEEN CORP.                    TXD077603371             -  CLOSURE
1722 COOPER CREEK RD.                                          -  POST-CLOSURE
DENTON, TX 76208

SAFETY-KLEEN SYS.                     TXD062287883             -  CLOSURE
4234 OIL BELT LN.                                              -  POST-CLOSURE
ABILENE, TX 79605

SAFETY-KLEEN SYS.                     TXD000729400             -  CLOSURE
5243 SINCLAIR RD.
SAN ANTONIO, TX 78222

SAFETY-KLEEN SYS.                     TXD000747378             -  CLOSURE
202 MICHAEL PL.
LONGVIEW, TX 75602

SAFETY-KLEEN SYSTEMS INC              TXD000747402             -  CLOSURE
3820 BRATTON ROAD
CORPUS CHRISTI, TX 78415

SAFETY-KLEEN                          TXD000001933             -  CLOSURE
10272 HICKSVILLE
FORT WORTH, TX

SAFETY-KLEEN                          TXD000000076             -  CLOSURE
900 S. MAIN
GALENA PARK, TX

VIRGINIA:

FACILITY NAME AND ADDRESS             EPA ID NO.               BOND ACTIVITIES COVERED
SAFETY-KLEEN SYSTEMS INC              VAD981042955             -  CLOSURE
2146 KING MILL PIKE
BRISTOL, VA 24201

SAFETY-KLEEN SYS.                     VAD000737346             -  CLOSURE
4545 BAINBRIDGE BLVD.
CHESAPEAKE, VA 23320

SAFETY-KLEEN SYS.                     VAD981043011             -  CLOSURE
1200 W. 100 RD.
CHESTER, VA 23831

SAFETY-KLEEN SYS.                     VAD000737361             -  CLOSURE
RTE. 24, 3 MILES E. OF VINTON
VINTON, VA 24179

Attachment F: Appendix F-2

                                  APPENDIX F-2


ARIZONA: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of U.S. EPA granted the State of Arizona final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective December 4, 1985 (50 Fed. Reg. 47736 (Nov. 20,
1985)). The Administrator of the U.S. EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective January 22, 1993 (57 Fed. Reg. 54932(Nov. 23, 1992)); September 11, 1992(57 Fed. Reg.
30905(July 13, 1992)); June 12, 1995(60 Fed. Reg. 18356(Apr. 11, 1995)); October
7, 1991 (56 Fed. Reg. 37290(Aug. 6, 1991)); December 27, 1993 (58 Fed. Reg.
57745(Oct. 27, 1993)); May 20, 1997(62 Fed. Reg. 13540(Mar. 21, 1997)); December
28, 1998(63 Fed. Reg. 57605(Oct. 28, 1998)).

KANSAS: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of U.S. EPA granted the State of Kansas final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective October 17, 1985 (50 Fed. Reg. 40377 (Oct. 3,
1985)). The Administrator of the U.S. EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective June 25, 1990 (55 Fed. Reg. 17273 (Apr. 24, 1990)); August 15, 1994 (59 Fed. Reg. 30528 (Jun.
14, 1994)); September 27, 1996 (61 Fed. Reg. 39353 (Jul. 29, 1996)).

LOUISIANA: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of U.S. EPA granted the State of Louisiana final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective February 7, 1985 (50 Fed. Reg. 3348 (January 24,
1985)). The Administrator of the U.S. EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective October 25, 1991 (56 Fed. Reg. 41958 (Aug. 26, 1991)); January 29, 1990 (54 Fed. Reg. 48889
(Nov. 28, 1989)); January 23, 1995 (59 Fed. Reg. 55368 (Nov. 7, 1994)); March 8,
1995 (59 Fed. Reg. 66200 (Dec. 23, 1994)); October 25, 1999 (64 Fed. Reg. 46302
(Aug. 25, 1999)); January 2, 1996 (60 Fed. Reg.53704 (Oct. 17, 1995)); June 11,
1996 (61 Fed. Reg.13777 (Mar. 28, 1996)); March 16, 1998 (62 Fed. Reg.67572
(Dec. 29, 1997)); December 22, 1998 (63 Fed. Reg. 56830 (Oct. 23, 1998));
November 1, 1999 (64 Fed. Reg. 48135 (Sep. 2, 1999)); April 28, 2000 (65 Fed.
Reg. 10411 (Feb. 28, 2000)).

MARYLAND: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of U.S. EPA granted the State of Maryland final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective February 11, 1985 (50 Fed. Reg. 3511-02 (Jan. 25,
1985)).

MISSOURI: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of U.S. EPA granted the State of Missouri final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective December 4, 1985 50 Fed. Reg. 47740 (Nov. 20,
1985)). The Administrator of the U.S. EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective April 28,

     (1989 (54 Fed. Reg.  8190 (Feb.  27,  1989));  March 12, 1993 (58 Fed. Reg.
3497 (Jan.  11,  1993));  December 30, 1997 (62 Fed. Reg. 29301 (May 30, 1997));
July 6, 1999 (64 Fed. Reg. 23780 (May 4, 1999)); April 28,
2000 (65 Fed. Reg. 10405 (Feb. 28, 2000)).

NEW YORK: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of U.S. EPA granted the State of New York final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective May 29, 1986 (51 Fed. Reg. 17737 (May 15, 1986)). The Administrator of the U.S. EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective July 3, 1989 (54 Fed. Reg. 19184 (May 4, 1989)); May 7, 1990 (55 Fed. Reg. 7896 (Mar. 6, 1990)); May
22, 1992 (57 Fed. Reg. 9978 (Mar. 23, 1992)); October 29, 1991 (56 Fed. Reg.
42944 (Aug. 30, 1991)); August 28, 1995 (60 Fed. Reg. 33753 (Jun. 29, 1995));
October 14, 1997 (62 Fed. Reg. 43111 (Aug. 12, 1997)).

OKLAHOMA: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of U.S. EPA granted the State of Oklahoma final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective January 10, 1985 (49 Fed. Reg. 50362 (Dec. 27,
1984)). The Administrator of the U.S. EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective December 21, 1994 (59 Fed. Reg. 51116 (Oct. 7, 1994)); November 27, 1990 (55 Fed. Reg. 39274
(Sep. 26, 1990)); June 18, 1990 (55 Fed. Reg. 14280 (Apr. 17, 1990)); November
29, 1993 (58 Fed. Reg. 50854 (Sep. 29, 1993)); June 3, 1991 (56 Fed. Reg. 13411
(Apr. 2, 1991)); November 19, 1991 (56 Fed. Reg. 47675 (Sep. 20, 1991)); April
27, 1995 (60 Fed. Reg. 2699 (Jan. 11, 1995)); March 14, 1997 (62 Fed. Reg. 12100
(Mar. 14, 1997)); November 23, 1998 (63 Fed. Reg. 50528 (Sep. 22, 1998));
February 8, 1999 (63 Fed. Reg. 67800-01 (Dec. 9, 1998)); May 30, 2000 (65 Fed.
Reg. 16528 (Mar. 29, 2000)); July 10, 2000 (65 Fed. Reg. 29981 (May 10, 2000)).

PENNSYLVANIA: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of U.S. EPA granted the State of Pennsylvania final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective January 30, 1986 (51 Fed. Reg. 1791 (Jan. 15, 1986)).

     TEXAS: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of U.S. EPA granted the State of Texas final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective December 26, 1984 (49 Fed. Reg. 48300 (Dec. 12,
1984)). The Administrator of the U.S. EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective March 15, 1990 (55 Fed. Reg. 7318 (Mar. 1, 1990)); February 17, 1997 (51 Fed. Reg. 45320
(Dec.  18, 1986));  July 23, 1990 (55 Fed. Reg. 21383 (May 24, 1990));  June 27,
1994 (59 Fed. Reg. 16987 (Apr. 11, 1994));  December 4, 1992 (57 Fed. Reg. 45719
(Oct. 5, 1992)); October 21, 1991 (56 Fed. Reg. 41626 (Aug. 22, 1991)); November
26, 1997 (62 Fed. Reg. 47947 (Sep.  12, 1997));  November 15, 1999 (64 Fed. Reg.
49673 (Sep. 14, 1999)); October 18, 1999 (64 Fed. Reg.44836 (Aug. 18, 1999)).

VIRGINIA: Pursuant to Section 3006(b) of RCRA, 42 U.S.C. ss.6926(b), the Administrator of U.S. EPA granted the Commonwealth of Virginia final authorization to administer a state hazardous waste program in lieu of the federal government's base RCRA program, effective December 18, 1984 (49 Fed. Reg. 35966 (Dec. 4, 1984)). The Administrator of the U.S. EPA granted final authorization to administer additional RCRA and certain HSWA requirements effective January 30, 1986 (49 Fed. Reg. 35966 (Dec. 4, 1984)); August 13, 1993
(58 Fed. Reg. 32855 (Jun. 14, 1993)).

                                  ATTACHMENT G


STATE NOTIFICATION CONTACTS:  The following is a list of the contacts for the
                              Participating States as referred to in the Consent Agreement, Sections VII and X.

1.      Jennifer L. Horton, Esq.
        Legal Division
        Arkansas Department of Environmental Quality
        8001 National Drive
        P.O. Box 8913
        Little Rock, Arkansas 72209
        (501) 682-0892

2.      Jim Ussery
        Georgia Environment Protection Division
        205 Butler Street, S.E.
        Suite 1154
        Atlanta, Georgia 30334
        (404) 657-8626

3.      Michelle Ryan, Esq.*
        Illinois Environmental Protection Agency
        1021 North Grand Avenue East
        P.O. Box 19276
        Springfield, Illinois 62794-9276
        (217) 782-9817

4.      Sarah Baron, Esq.
        Office of General Counsel
        Massachusetts Department of Environmental Protection
        1 Winter Street, 3rd Floor
        Boston, Massachusetts 02108
        (617) 292-5672

5.      Marni Karnowski
        Minnesota Pollution Control Agency
        Metro District - Major Facilities
        520 Lafayette Road North
        St. Paul, Minnesota 55155
        (651) 296-7116

* The State of Illinois will not be requesting regular copies of documentation required by the Consent Agreement and Final Order, but has reserved the right to obtain specific documentation from Respondents if the need arises.

6.      Jeffrey C. Denison, P.E.
        RCRA Facilities Branch
        Bureau of Waste Management
        Department of Conservation and Natural Resources
        333 W. Nye Lane, Room 138
        Carson City, Nevada   89706-0851
        (775)687-4670 ext. 3004

7.      Carrie Jacobson
        Department of Environment and Natural Resources
        Joe Foss Building
        523 East Capitol
        Pierre, South Dakota 57501-3181
        (605) 773-3153

8.      O.J. Wingfield
        Financial Compliance Officer
        Department of Environmental and Conservation
        401 Church Street, 5th Floor Annex
        Nashville, Tennessee 37243-1548
        (615) 532-0877

9.      Peter Marshall
        Department of Environmental Conservation
        Waste Management Division
        103 S. Main Street, Center Building
        Waterbury, Vermont 05671-0341
        (802) 241-3868

10.     Patricia Chabot
        Wisconsin Department of Natural Resources
        Bureau of Waste Management
        101 South Webster Street
        P.O. Box 7921
        Madison, Wisconsin 53707
        (608) 264-6015

                                  ATTACHMENT H

                 PROVISIONS TO BE CONTAINED IN BANKRUPTCY COURT
                        ORDER APPROVING CONSENT AGREEMENT

        Pursuant to the Consent Agreement, and in connection its negotiation, Debtors have produced and will produce documents and information to the United States and the requesting Participating States. Certain of this information may be confidential and proprietary under applicable law, including 40 C.F.R.
Part 2. To protect Debtors' interest in maintaining the confidentiality of such information, it is hereby ordered, that:

               a. If Debtors seek confidential treatment of a document, they shall stamp the word "CONFIDENTIAL" conspicuously on each page of the document. The transmittal of information designated as confidential shall be done by letter to the United States and the Participating States stating that the information is designated as confidential.

               b. The United States and Participating States shall not use documents and information designated as confidential pursuant to this Order for any purpose other than with respect to or relating to the Consent Agreement, the Bankruptcy Case, or any other legitimate law enforcement governmental purpose.

               c. The United States and the Participating States shall not disclose or permit disclosure of documents or information designated as confidential to any other person except their employees, consultants, witnesses, experts (including experts' employees) engaged to work or assist on matters relating to the Consent Agreement, the Bankruptcy Case, or any other legitimate law enforcement governmental purpose. This Order binds any person to whom such disclosure is made.

                d. Any person who obtains access to information designated as confidential information under this Order may make copies, duplicates, extracts, summaries, or descriptions of the information or any portion thereof only for work relating to the Consent Agreement, the Bankruptcy Case, or any other legitimate law enforcement governmental purpose. All copies, duplicates, extracts, summaries or descriptions shall be subject to the terms of this Protective Order to the same extent and manner as original documents.

                e. Any information designated as confidential information under this Order that is filed with any Court shall be filed in sealed envelopes or other appropriate sealed containers on which shall be endorsed the caption of this litigation, an indication of the nature of the contents of such sealed envelope or container, the word "CONFIDENTIAL," and a statement substantially in the following form:

                FILED UNDER SEAL -- SUBJECT TO PROTECTIVE ORDER

         This envelope, containing documents subject to a protective order that are filed in this case by_________ (the "filing party"), should not be opened and its contents should not be displayed or revealed except by order of the Court or consent of the filing party.

                f. If the United States or a Participating State disputes Debtors' designation of document and information as confidential, they may notify Debtors' of their disagreement. With respect to disputes about documents or information provided under Paragraph 88(a), (c),
         (d), (e) or other confidential financial information provided, Debtors will then request that the Bankruptcy

         Court resolve that dispute. At least until the dispute is resolved, the document and information will be maintained as confidential in accordance with this Paragraph. With respect to disputes about documents or information provided under Paragraphs 88(b) or 97, and 98 or other confidential environmental information, such disputes shall be handled in accordance with the provisions of 40 C.F.R. Part 2.

                g. Nothing in this Order affects a party's rights regarding use of any document or information to which it has gained access by other means.

                                  ATTACHMENT I

                    ENVIRONMENTAL MANAGEMENT SYSTEMS ANALYSIS

        This Attachment I sets forth the terms and provisions of the "Environmental Management Systems Analysis" referred to in Paragraph 97 of the Consent Agreement. The definitions in the Consent Agreement apply to this Attachment. Additional definitions for this Attachment are set forth herein.

        EPA acknowledges that the deadlines set forth in this Attachment and the Consent Agreement for this Environmental Management Systems Analysis are predicated upon Respondents' obtaining Bankruptcy Court approval for the Consent Agreement and retention of the Consultant Auditor (defined in paragraph 2 below) in early September 2000. If Bankruptcy Court approval is delayed, EPA agrees that one or more of the deadline(s) associated with this Environmental Management Systems Analysis may need to be extended, and EPA agrees to consider the fact of delayed Bankruptcy Court approval in good faith in determining whether to extend any deadline. Respondents agree to exercise their best efforts to obtain final Bankruptcy Court approval of the Consultant Auditor if they determine such approval is necessary.

        1. EPA is requiring the Environmental Management Systems Analysis to assess Respondents' current corporate-wide environmental management systems ("EMS"). To achieve this purpose, an independent, third-party entity, acceptable to EPA (in consultation with the Participating States) will assess Respondents' EMS using the elements listed in Appendix I-1.

        2. No later than September 1, 2000, Respondents shall provide to EPA in writing (i) the name and address of the person or entity that it proposes to conduct the Environmental Compliance Audit ("Consultant Auditor"); and (ii) the Consultant Auditor's qualifications relevant to performing to Environmental Management Systems Analysis, including, as appropriate, the Consultant Auditor's satisfaction of the proficiency criteria described in ISO 14012 "Guidelines for Environmental Auditing - Qualification Criteria for Environmental Auditors."

        3. The Consultant Auditor may have no financial or other conflict of interest that would prevent it from exercising independent judgment and discipline analogous to that which a certified public accounting firm would be expected to exercise in auditing a publicly-held corporation. If the Consultant Auditor already is under contract to Respondents, Respondents must disclose this to EPA. Additionally, Respondents shall disclose to EPA any long term or significant contractual relationship they have had with the Consultant Auditor since January 1, 1998.

        4. After consulting with the Participating States, EPA will notify Respondents promptly whether EPA approves the retention of the proposed Consultant Auditor. If EPA disapproves the proposed Consultant Auditor, Respondents must propose another Consultant Auditor within fifteen (15) calendar days, and the commencement and conclusion dates for the Environmental Management Systems Analysis set forth in Paragraph 97 of the Consent Agreement will be deemed adjusted accordingly.

         5. Thirty (30) calendar days after its retention, the Consultant Auditor will submit a proposed work plan to EPA and the Participating States for the Environmental Management Systems Analysis. The work plan will set forth the Consultant Auditor's schedule for completion of the Environmental Management Systems Analysis, including the dates of on-site audit activities. In connection with the work plan, the Consultant Auditor will be available to meet in person with EPA and Respondents to obtain background information useful to conducting the Environmental Compliance Audit. The work plan must specify the manner in which the Consultant Auditor will determine the extent to which Respondents' EMS addresses the elements listed in Appendix I-1. In particular, the Consultant Auditor shall assess:

         (a) the adequacy of Respondents internal self-assessment procedures (e.g., self-audits), that are implemented through the current corporate-wide EMS program;

         (b) whether there is adequate implementation of the current corporate-wide EMS program from the top management down and whether there are identified, and adequate, lines of communication so that environmental problems are brought to the attention of management for resolution;

         (c) whether Respondents are effectively communicating environmental requirements to their employees, contractors, or on-site service providers;

         (d) whether there are observed deviations from Respondents current written EMS requirements or procedures; and

         (e) whether Respondents' re-evaluate the EMS program on a routine basis so as to identify problems or gaps that may exist and to resolve these issues relative to the key elements listed in Appendix I-1.

         6. After consulting with the Participating States, EPA will provide comments on the work plan within ten (10) working days of receiving it. Respondents also may comment on the work plan. The Consultant Auditor shall have ten (10) working days to incorporate Respondents' and EPA's comments into the work plan or explain in the work plan why the comments have not been incorporated. If EPA is not satisfied with Consultant Auditor's explanation for the failure to incorporate EPA's comments, EPA will promptly notify the Consulting Auditor and Respondents and will reserve all rights with respect to whether the resulting Environmental Management Systems Analysis has satisfied Paragraph 97 of the Consent Agreement.

         7. Respondents will provide any documents that the Consultant Auditor requests which bear on their evaluation of Respondents' EMS and use of the elements listed in Appendix I-1. The foregoing sentence is subject to applicable privileges, such as the attorney/client privilege. Respondents also will give the Consultant Auditor physical access to pertinent operations as necessary to conduct the Environmental Management Systems Analysis.

         8. The Consultant Auditor shall complete its investigation so that a written document setting forth the conclusions and recommendations of the Consultant Auditor. (the "Audit Report") in draft form can be presented to EPA and the Participating States by April 15, 2001. Respondents also may comment on the Audit Report. The Consultant Auditor shall incorporate

Respondents' and EPA's comments into the Audit Report or explain in that Report why the comments have not been incorporated. If EPA is not satisfied with Consultant Auditor's explanation for the failure to incorporate EPA's comments, EPA will promptly notify the Consulting Auditor and Respondents and will reserve all rights with respect to whether the resulting Environmental Management Systems Analysis has satisfied Paragraph 97 of the Consent Agreement.

         9. The final Audit Report shall contain at least the following:

         (a) audit scope, including time period;

         (b) the dates on which any on-site portion of the Environmental Management Systems Analysis was conducted;

         (c) identification of audit team members;

         (d) summary of audit process, including identification of any obstacles encountered;

         (e) discussion of Respondents' implementation of the elements listed on Appendix I-1, including a discussion of any implementation of the elements occurring during the audit process and the potential or actual EMS program gaps relative to Appendix I-1;

         (f) if the Consultant Auditor concludes that Respondents have not implemented or adequately implemented the elements listed on Appendix I-1, recommendations of the Consultant Auditor for such implementation; and

         (g) the Consultant Auditor's certification that the Environmental Management Systems Analysis was conducted in conformity to the Consent Agreement.

         10. If the Consultant Auditor concludes that any deadline in this Attachment or the Consent Agreement pertaining to the Environmental Management Systems Analysis should be extended, it shall notify both Respondents and EPA. EPA's decision whether to grant additional time shall be final and non-reviewable.

         11. Within thirty (30) calendar days of receiving the final Audit Report, Respondents shall incorporate all reasonable Consultant Auditor's recommendations into their "Corporate Compliance Policies and Procedure Manual" (the "Manual"). If Respondents conclude that implementation of a recommendation would not be reasonable, they must notify EPA in writing, so that further negotiations with EPA regarding the matter may occur. Respondents shall provide, prior to its discussion with EPA regarding the recommendations of the Consultant Auditor, a written explanation as to why they plan to implement the recommendation(s) with modification or why they do not plan to implement the recommendation (s). Upon incorporation of the Consultant Auditor's recommendations into the Manual, Respondents shall use the updated Manual. Six months thereafter, Respondents will, in consultation with the Consultant Auditor, review their implementation of the Consultant Auditor's recommendations and determine if further changes need to be made in their EMS. Respondents will inform EPA and the Participating States of their findings and of any revisions to the Manual.

         12. Until December 31, 2005, EPA and the Participating States may review the Manual on request and, upon reasonable notice, confer with Respondents about it and implementation of Respondents' EMS program.

         13. Any submission to EPA (and the Participating States) shall not be interpreted as a waiver or limitation of the EPA's or the United States (or the Participating States) authority to enforce any federal, state or local statute or regulation including permits.

Attachment I:  Appendix I-1

                                               APPENDIX I-1

                               KEY ENVIRONMENTAL MANAGEMENT SYSTEM ELEMENTS

1.       Environmental Policy

a.   This  policy,  upon  which  the  EMS is  based,  must  clearly  communicate management commitment to achieving compliance with applicable federal, state, and local environmental statues, regulations, enforceable agreements, and permits (hereafter, "environmental requirements") and continuous improvement in environmental performance. The policy should also state management's intent to provide adequate personnel and other resources for the EMS.

2.   Organization, Personnel, and Oversight of EMS

a.   Describes,  organizationally, how the EMS is implemented and maintained.

b.   Includes  organization  charts that identify units,  line  management,  and
     other   individuals   having   environmental   performance  and  regulatory
     compliance  responsibilities.

c. Identifies and defines duties, roles, responsibilities, and authorities of key environmental program personnel in implementing and sustaining the EMS (e.g., could include position descriptions and performance standards for all environmental department personnel, and excerpts form others having specific environmental program and regulatory compliance responsibilities).

d.   Includes   ongoing  means  of   communicating   environmental   issues  and
     information to all organization personnel, on-site service providers, and contractors, and for receiving and addressing their concerns.

3.   Accountability and Responsibility

a. Specifies accountability and responsibilities of organization's management, on-site service providers, and contractors for environmental protection practices, assuring compliance, required reporting to regulatory agencies, and corrective actions implemented in their area(s) of responsibility.

b. Describes incentive programs for managers and employees to perform in accordance with compliance policies, standards and procedures.

c. Describes potential consequences for departure from specified operating procedures, including liability for civil/administrative penalties imposed as a result of noncompliance.

4.   Environmental Requirements

a. Describes process for identifying, interpreting, and effectively communicating environmental requirements to affected organization personnel, on-site service providers, and contractors, and ensuring that facility activities conform to those requirements. Specifies procedures for prospectively identifying and obtaining information about changes and proposed changes in environmental requirements, and incorporating those changes into the EMS.

b. Establishes and describes processes to ensure communication with regulatory agencies regarding environmental requirements and regulaory compliance.

5.   Assessment, Prevention, and Control

a. Identifies an ongoing process for assessing operations, for the purposes of preventing and controlling releases, ensuring environmental protection, and maintaining compliance with statutory and regulatory requirements. This section shall describe monitoring and measurements, as appropriate, to ensure sustained compliance. It shall also include identifying operations and waste streams where equipment malfunctions an deterioration, operator errors, and discharges or emissions may be causing, or may lead to: (1) releases of hazardous waste or other pollutants to the environment, (2) a threat to human health or the environment, or (3) violations of environmental requirements.

b.   Describes   process  for  identifying   operations  and  activities   where
     documented standard operating practices (SOPs) are needed to prevent potential violations or pollutant releases, and defines a uniform process for developing, approving and implementing the SOPs.

c. Describes a system for conducting and documenting routine, objective, self-inspections by department supervisors and trained staff, especially at locations identified by the process described in a. above.

d. Describes process for ensuring input of environmental requirements (or concerns in planning, design, and operation of ongoing, new, and/or changing buildings, processes, maintenance activities, and products.

6.   Environmental Incident and Noncompliance Investigations

a. Describes standard procedures and requirements for internal and external reporting of potential violations and release incidents.

b. Establishes procedures for investigation, and prompt and appropriate correction of potential violations. The investigation process includes root-cause analysis of identified problems to aid in developing the corrective actions.

c.   Describes   a  system  for   development,   tracking,   and   effectiveness
     verification of corrective and preventative actions.

d. Each of these procedures shall specify self-testing of such procedures, where practicable.


7.   Environmental Training, Awareness, and Competence

a. Identifies specific education and training required for organization personnel, as well as process for documenting training provided.

b. Describes program to ensure the organization employees are aware of its environmental policies and procedures, environmental requirements, and their roles and responsibilities within the environmental management system.

c. Describes program for ensuring that personnel responsible for meeting and maintaining compliance with environmental requirements are competent on the basis of appropriate education, training, and/or experience.

8.   Environmental Planning and Organization Decision-Making

a. Describes how environmental planning will be integrated into organizational decision-making, including plans and decisions on capital improvements, product and process design, training program, and maintenance activities.

b. Requires establishing written targets, objectives, and action plans by at least each operating organizational subunit with environmental responsibilities, as appropriate, including those for contractor operations conducted at the facility, and how specified actions will be tracked and progress reported. Targets and objectives must include achieving and maintaining compliance compliance with all environmental requirements.

9.       Maintenance of Records and Documentation

a. Identifies the types of records developed in support of the EMS (including audits and reviews), who maintains them and where, and protocols for responding to inquiries and requests for release of information.

b. Specifies the data management systems for any internal waste tracking, environmental data, and hazardous waste determinations.

10.  Pollution Prevention Program

a. Describes an internal program for preventing, reducing, recycling, reusing, and minimizing waste and emissions, including procedures to encourage material substitutions. Also includes mechanisms for identifying candidate materials to be addressed by program and tracking progress.

11.  Continuing Program Evaluation and Improvement

a. Describes program for periodic (at least annually) evaluation of the EMS, including incorporating the results of the assessment into program improvements, revisions to the manual, and communicating findings and action plans to affected employees, on-site service providers, and contractors.

b. Describes a program for ongoing evaluation of facility compliance with environmental requirements, and should specify periodic compliance audits by an independent auditor(s). Audit results are reported to upper management and potential violations are addressed through the process described in element 6 above.

12.  Public Involvement/Community Outreach

a.   Describes a program for ongoing community  education and involvement in the
     environmental   aspects  of  the  organization's   operations  and  general
     environmental awareness.

                                  ATTACHMENT J

                         ENVIRONMENTAL COMPLIANCE AUDIT

         This Attachment J sets forth the terms and provisions of the "Environmental Compliance Audit" referred to in Paragraph 98 of the Consent Agreement. The definitions in the Consent Agreement apply to this Attachment. Additional definitions for this Attachment are set forth herein.

         EPA acknowledges that the deadlines set forth in this Attachment and the Consent Agreement for this Environmental Compliance Audit are predicated upon Respondents' obtaining Bankruptcy Court approval for the Consent Agreement and retention of the Consultant Auditor (defined in paragraph 2 below) in early September 2000. If Bankruptcy Court approval is delayed, EPA agrees that one or more of the deadline(s) associated with this Environmental Compliance Audit may need to be extended, and EPA agrees to consider the fact of delayed Bankruptcy Court approval in good faith in determining whether to extend any deadline. Respondents agree to exercise their best efforts to obtain final Bankruptcy Court approval of the Consultant Auditor if they determine such approval is necessary.

         1. EPA is requiring the Environmental Compliance Audit to determine and ensure Respondents' compliance with the applicable provisions of RCRA and TSCA. The Environmental Compliance Audit will cover the period January 1, 2000 through the date the Consultant Auditor's investigation is complete.

         A. The Environmental Compliance Audit will occur at the following facilities with respect to the requirements of TSCA:

         Tucker, Georgia
         Pecatonica, Illinois
         Kansas City, Missouri
         Twinsburg, Ohio
         Greenbrier, Tennessee
         Aragonite, Utah
         Deer Park, Texas

         B. The Environmental Compliance Audit will occur with respect to the requirements of RCRA at the drum shredding operations at the following facilities:

         Aragonite, Utah
         Deer Park, Texas
         Buttonwillow, California
         Westmorland, California
         New Castle, Kentucky
         Chattanooga, Tennessee

The facilities listed in this paragraph are hereinafter referred to as the "Audit Facilities."

        2. No later than September 1, 2000, Respondents shall provide to EPA in writing (i) the name and address of the person or entity that it proposes to conduct the Environmental Compliance Audit ("Consultant Auditor"); and (ii) the Consultant Auditor's qualifications relevant to performing the Environmental Compliance Audit.

        3. The Consultant Auditor may have no financial or other conflict of interest that would prevent it from exercising independent judgment and discipline analogous to that which a certified public accounting firm would be expected to exercise in auditing a publicly-held corporation. If the Consultant Auditor already is under contract to Respondents, Respondents must disclose this to EPA. Additionally, Respondents shall disclose to EPA any long term or significant contractual relationship it had with the Consultant Auditor since January 1, 1998.

        4. After consulting with the Participating States, EPA will notify Respondents whether EPA approves the retention of the proposed Consultant Auditor. If EPA disapproves the proposed Consultant Auditor, Respondents must propose another Consultant Auditor within fifteen (15) calendar days, and the commencement and conclusion dates for the Environmental Compliance Audit set forth in Paragraph 98 of the Consent Agreement will be deemed adjusted accordingly.

        5. Thirty (30) calendar days after its retention, the Consultant Auditor will submit a proposed work plan to EPA and the Participating States for the Environmental Compliance Audit. The work plan will set forth the Consultant Auditor's schedule for completion of the Environmental Compliance Audit, including the dates of on-site audit activities. In connection with the work plan, the Consultant Auditor will be available to meet in person with EPA and Respondents to obtain background information useful to the conduct of the Environmental Compliance Audit. EPA will, if it deems it necessary, provide a list of key action items (i.e., those areas under the regulatory scheme that EPA and the Participating States deem of concern) that need to be assessed under the Environmental Compliance Audit. These action items will be incorporated into the Consultant Auditor's work plan.

        6. After consulting with the Participating States, EPA will provide comments on the work plan within ten (10) working days of receiving it. Respondents also may comment on the work plan. The Consultant Auditor shall have ten (10) working days to incorporate Respondents' and EPA's comments into the work plan or explain in the work plan why the comments have not been incorporated. If EPA is not satisfied with the Consultant Auditor's explanation for the failure to incorporate EPA's comments, EPA will promptly notify the Consulting Auditor and Respondents and will reserve all rights with respect to whether the resulting Environmental Compliance Audit has satisfied Paragraph 98 of the Consent Agreement.

         7. Respondents will provide any documents that the Consultant Auditor requests which bear on determining the Audit Facilities' compliance with TSCA or RCRA, as the case may be, subject to applicable privileges, such as the attorney/client privilege. Respondents also will provide the Consultant Auditor physical access to pertinent operations at the Audit Facilities.

         8. The Consultant Auditor shall complete its investigation of the Audit Facilities so that a written document setting forth the conclusions and recommendations of the Consultant Auditor (the "Audit Report") in draft form can be presented to EPA and the Participating States by April 15, 2001(1). Respondents and EPA may provide comments to the Consultant Auditor on this draft Audit Report, but must do so in a timely manner so that the Consultant Auditor can provide a final Audit Report to Respondents, EPA and the Participating States by May 15, 2001. A copy of the draft and final Audit Report will not be released to the Participating States unless the Participating States agree to the terms in paragraph 11 of this Attachment. The Consultant Auditor shall incorporate Respondents' and EPA's comments in the final Audit Report or explain in that Report why the comments have not been incorporated. If EPA is not satisfied with Consultant Auditor's explanation for the failure to incorporate EPA's comments, EPA will promptly notify the Consulting Auditor and Respondents and will reserve all rights with respect to whether the resulting Environmental Compliance Audit has satisfied Paragraph 98 of the Consent Agreement.

         9. The final Audit Report shall contain at least the following:

         A.  Audit scope, including time period;
         B. The dates on which the on-site portions of the Environmental Compliance Audit were conducted;
         C.  Identification of audit team members;
         D. Identification of Respondents' personnel who observed the on-site portions of the Environmental Compliance Audit;
         E. Summary of audit process, including identification of any obstacles encountered;
         F. Identification of all non-compliance with TSCA or RCRA, as the case may be, including the bases for that identification;
         G. If the Consultant Auditor concludes that the identified non-compliance stems from management systems deficiencies, the identification of such deficiencies;
         H. Identification of any such non-compliance that Respondents corrected prior to release of the final Audit Report(2), a description of the corrective measure and when it occurred; and
         I. The Consultant Auditor's certification that the Environmental Compliance Audit was conducted in conformity to the Consent Agreement.

         10. If the Consultant Auditor concludes that any deadline in this Attachment or the Consent Agreement pertaining to the Environmental Compliance Audit should be extended, it

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(1) Participating States do not receive a draft or final Audit Report regarding the Audit Facilities set forth in Paragraph 1(A) of this Attachment.

(2) Noncompliance corrected by Respondents prior to the release of the final Audit Report shall be subject to the statements regarding the imposition of a civil penalty as set forth in Paragraph 11 of this Attachment.

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shall  notify  both  Respondents  and  EPA.  EPA's  decision  whether  to  grant additional time shall be final and non-reviewable.

         11. Within sixty days of receiving the final Audit Report, Respondents shall correct or arrange for the correction of any noncompliance at the Audit Facilities identified in the final Audit Report and address any management systems deficiencies that the Audit Report has identified. During this period, EPA and the Participating States that have agreed to be bound by this paragraph will not initiate an enforcement action to penalize Respondents for the identified noncompliance provided, however, that Respondents agree to toll any applicable statutes of limitations. EPA and the Participating States reserve the right to impose penalties at the conclusion of the correction period for any noncompliance that has been identified in the Audit Report. The preceding sentence specifying a correction period does not apply if EPA or the Participating States have independent knowledge of the noncompliance.

         12. Nothing in this Attachment restricts EPA or the Participating States from enforcing any Environmental Law against Respondents at the Audit Facilities.

         13. Any submission to EPA (and the Participating States) shall not be interpreted as a waiver or limitation of the EPA's or the United States (or the Participating States) authority to enforce any federal, state or local statute or regulation including permits.

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